CONFIDENTIAL TREATMENT REQUESTED
--------------------------------

The asterisked portions of this document have been omitted and are filed separately with the Commission.
                                                                    EXHIBIT 2.1

================================================================================


                             STOCK PURCHASE AGREEMENT

                                    among

                               COULTER CORPORATION,

                      THE STOCKHOLDERS OF COULTER CORPORATION

                                    and

                             BECKMAN INSTRUMENTS, INC.


                          Dated as of August 29, 1997


================================================================================

                                TABLE OF CONTENTS

                              ARTICLE IDEFINITIONS

Section 1.1      Specific Definitions ....................................  1
Section 1.2      Other Terms .............................................  8
Section 1.3      Other Definitional Provisions ...........................  8

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

Section 2.1      Purchase and Sale of Shares .............................  9
Section 2.2      Closing; Delivery and Payment ...........................  9
Section 2.3      Actions by Sellers ...................................... 10
Section 2.4      Adjustment Amount ....................................... 10
Section 2.5      Adjustment Procedure .................................... 10

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                          SELLERS REGARDING THE COMPANY

Section 3.1      Organization and Authority .............................. 12
Section 3.2      Approval and Validity ................................... 12
Section 3.3      Subsidiaries of the Company ............................. 13
Section 3.4      Capitalization .......................................... 13
Section 3.5      Company Financial Information ........................... 14
Section 3.6      Absence of Certain Changes or Events .................... 15
Section 3.7      Title to Properties; Absence of Liens and
                 Encumbrances, etc. ...................................... 17
Section 3.8      Company Material Contracts .............................. 18
Section 3.9      No Conflict ............................................. 20
Section 3.10     Governmental Filings; No Violations ..................... 20
Section 3.11     Litigation and Liabilities .............................. 21
Section 3.12     Compliance with Law; Permits ............................ 21
Section 3.13     Tax Matters ............................................. 22
Section 3.14     Labor Matters ........................................... 25
Section 3.15     Employee Matters ........................................ 26
Section 3.16     Environmental Matters ................................... 27
Section 3.17     Intellectual Property ................................... 29
Section 3.18     Insurance ............................................... 31
Section 3.19     Brokers and Finders ..................................... 31
Section 3.20     No Other Liabilities .................................... 31
Section 3.21     Books and Records ....................................... 31
Section 3.22     Leased Systems .......................................... 32
Section 3.23     Certain Arrangements with Employees ..................... 32
Section 3.24     Key Employees ........................................... 33
Section 3.25     Condition and Sufficiency of Assets ..................... 33

Section 3.26     ISO Certification ....................................... 33
Section 3.27     No Other Representations or Warranties .................. 33


                                   ARTICLE IV

                           ADDITIONAL REPRESENTATIONS
                          AND WARRANTIES OF THE SELLERS

Section 4.1      Execution, Delivery, Validity and
                 Enforceability of Agreements ............................ 34
Section 4.2      Ownership of Shares ..................................... 34
Section 4.3      Brokers and Finders ..................................... 35
Section 4.4      Foreign Person .......................................... 35
Section 4.5      No Withholding .......................................... 35
Section 4.6      No Other Representations or Warranties .................. 35

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Section 5.1      Organization, Authority and Qualification;
                 Certificate and By-laws ................................. 36
Section 5.2      Approval and Validity ................................... 36
Section 5.3      No Conflict ............................................. 37
Section 5.4      Governmental Filings; No Violations ..................... 37
Section 5.5      Brokers and Finders ..................................... 38
Section 5.6      Financial Capability .................................... 38
Section 5.7      Securities Act .......................................... 38
Section 5.8      No Other Representations or Warranties .................. 38

                                   ARTICLE VI

                                   TAX MATTERS

Section 6.1      Tax Indemnification ..................................... 39
Section 6.2      Tax Returns ............................................. 39
Section 6.3      Information to be Provided by Buyer ..................... 40
Section 6.4      Transfer Taxes .......................................... 40
Section 6.5      Contest Provisions ...................................... 41
Section 6.6      Post-Closing Actions Which May Affect the
                 Sellers' Liability for Taxes ............................ 42
Section 6.7      Certain Post-Closing Settlement Payments ................ 42
Section 6.8      Assistance and Cooperation .............................. 43
Section 6.9      Maintenance of Books and Records ........................ 44
Section 6.10     Characterization of Tax Indemnification ................. 44

                                   ARTICLE VII

                        CERTAIN COVENANTS AND AGREEMENTS

Section 7.1      Interim Operations ...................................... 45
Section 7.2      Filings; Other Actions; Notification .................... 47
Section 7.3      Access and Information .................................. 48
Section 7.4      Employee Benefits ....................................... 49
Section 7.5      Retention of Books and Records .......................... 51
Section 7.6      Publicity ............................................... 52
Section 7.7      Expenses ................................................ 53
Section 7.8      Plant Closings .......................................... 53
Section 7.9      Escrow Agreements ....................................... 54
Section 7.10     Quarterly Financial Statements .......................... 54
Section 7.11     Consents to Assignment .................................. 55
Section 7.12     Certain Deliveries at Closing ........................... 55
Section 7.13     Use and Ownership of "Coulter" Name ..................... 55
Section 7.14     Name Change ............................................. 55
Section 7.15     PYHM Arrangements ....................................... 56
Section 7.16     Further Assurances ...................................... 56

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

Section 8.1      Conditions to Each Sale and Purchase Obligation ......... 56
Section 8.2      Conditions to Each Purchase Obligation .................. 57
Section 8.3      Conditions to Each Seller's Obligation .................. 59

                                   ARTICLE IX

                                   TERMINATION

Section 9.1      Termination ............................................. 59
Section 9.2      Termination by the Sellers .............................. 60
Section 9.3      Termination by Buyer .................................... 60
Section 9.4      Effect of Termination and Abandonment ................... 61

                                    ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

Section 10.1     Survival of Representations, Warranties, Covenants
                 and Agreements; Knowledge of Breach ..................... 61
Section 10.2     Indemnification ......................................... 63

Section 10.3     Method of Asserting Claims, etc. ........................ 65
Section 10.4     Tax Indemnification ..................................... 67

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1     Modification or Amendment ............................... 67
Section 11.2     Waiver of Conditions .................................... 67
Section 11.3     Assignment .............................................. 68
Section 11.4     Entire Agreement ........................................ 68
Section 11.5     Parties in Interest; No Third Party Beneficiaries ....... 68
Section 11.6     Obligations of Buyer and of the Company ................. 68
Section 11.7     Counterparts ............................................ 68
Section 11.8     Section Headings ........................................ 69
Section 11.9     Notices ................................................. 69
Section 11.10    Governing Law and Venue; Waiver of Jury Trial ........... 70
Section 11.11    Severability ............................................ 71
Section 11.12    Survival Following Termination .......................... 71
Section 11.13    Confidentiality ......................................... 72
Section 11.14    Exclusive Dealing ....................................... 72
Section 11.15    Disclosure Schedule ..................................... 74

                                     ANNEXES

ANNEX A               Sellers, Shares and Total Purchase
                      Price Allocation

ANNEX B               Disclosure Schedule

ANNEX C               Addresses of Sellers


                                    EXHIBITS

Exhibit 2.4           Determination of Consolidated Net Assets

Exhibit 7.9           Form of Indemnity Escrow Agreement

               STOCK PURCHASE AGREEMENT, dated as of August 29, 1997, among Coulter Corporation, a Delaware corporation and its predecessors (the "Company"), the stockholders of the Company listed on Annex A hereto (each, a "Seller"; collectively, "Sellers") and Beckman Instruments, Inc., a Delaware corporation ("Buyer").


                              W I T N E S S E T H:

               WHEREAS, the Sellers own all of the issued and outstanding shares of Class A common stock, par value $1.00 per share, and Class B common stock, par value $ 1.00 per share, of the Company (collectively, "Company Common Stock");

               WHEREAS, each Seller desires to sell to Buyer, and Buyer desires to purchase from each Seller, such Seller's shares of Company Common Stock, as more specifically set forth herein; and

               WHEREAS, the Company, as well as the Sellers and Buyer, desire that these sales and the other transactions contemplated herein be consummated on the terms and subject to the conditions set forth herein.

               NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants, agreements, undertakings and obligations contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.1 Specific Definitions. As used in this Agreement, the following terms, when they appear with an initial capital letter, shall have the meanings set forth or as referenced below:

               "Adjustment Amount" shall have the meaning set forth in Section 2.4.

               "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with that Person.

               "Agreement" shall mean this Agreement, all Annexes and all Exhibits, but such term shall not include any other agreement, even if a form of such other agreement is set forth in an Exhibit.

               "Antitrust Division" means the Antitrust Division of the Department of Justice.

               "Band Amount" shall have the meaning set forth in Section 2.4.

               "Bankruptcy Exceptions" shall have the meaning set forth in
Section 3.2(a).

               "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in The City of New York, New York are authorized or obligated by law or executive order to close.

               "Buyer" shall have the meaning set forth in the Preamble.

               "Cap" shall have the meaning set forth in Section 10.1(a).

               "Claim Notice" shall have the meaning set forth in Section 10.3.

               "Closing" shall have the meaning set forth in Section 2.2(a).

               "Closing Date" shall have the meaning set forth in Section
2.2(a).

               "Closing Financial Statements" shall have the meaning set forth in Section 2.5.

               "Closing Time" shall have the meaning set forth in Section
2.2(a).

               "Code" shall mean the United States Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended from time to time.

               "Company" shall have the meaning set forth in the Preamble.

               "Company Balance Sheet" shall have the meaning set forth in
Section 3.5.

               "Company Common Stock" shall have the meaning set forth in the Preamble.

               "Company Compensation and Benefit Plans" shall have the meaning set forth in Section 3.15(a).

               "Company Financial Information" shall have the meaning set forth in Section 3.5.

               "Company Intellectual Property Rights" shall have the meaning set forth in Section 3.17(b)(ii).

               "Company Lease Agreements" shall have the meaning set forth in
Section 3.7(a).

               "Company Material Contracts" shall have the meaning set forth in
Section 3.8.

               "Company's Organizational Documents" shall mean the Company's certificate of incorporation and by-laws, each as amended through the date hereof.

               "Company Owned Real Property" shall have the meaning set forth in
Section 3.7(a).

               "Company Pension Plan" shall have the meaning set forth in
Section 3.15(b).

               "Company Welfare Plans" shall have the meaning set forth in
Section 7.4(b).

               "Confidentiality Agreement" shall have the meaning set forth in
Section 11.4.

               "Consolidated Net Assets" shall mean the total consolidated assets less the total consolidated liabilities of the Company and its Subsidiaries.

               "Contracts" shall have the meaning set forth in Section 3.8.

               "Damage Threshold" shall have the meaning set forth in Section 10.1(a).

               "Damages" shall have the meaning set forth in Section 10.2(a).

               "Deductible" shall have meaning set forth in Section 10.1(a).

               "Disclosure Schedule" shall mean the disclosure schedule attached as Annex B hereto which, as so attached, forms a part of this Agreement.

               "Employees" means all current employees of the Company or any of its Subsidiaries who are employees as of the Closing Date.

               "Encumbrances" shall mean all liens, pledges, security interests, rights of first refusal, charges, options held by third parties and claims; provided that when used with respect to shares of stock or other securities "Encumbrances" shall also mean voting or transfer restrictions; provided, further, that when used with respect to interests in real property "Encumbrances" shall also mean mortgages, private or public easements and rights of way, encroachments, building or use restrictions, conditional sales agreements and rights of parties in possession.

               "Environmental Law" means any law, regulation, code, license, permit, order, decree or injunction relating to the protection of the environment (including air, water, soil and natural resources) or the use, storage, handling, release or disposal of any hazardous or toxic substance as in effect on the date hereof or as in effect at any time prior to the date hereof and to which the Company or any of its Subsidiaries is or was subject.

               "ERISA" shall have the meaning set forth in Section 3.15(b).

               "ERISA Affiliate" shall have the meaning set forth in Section 3.15(c).

               "Escrow Agent" shall have the meaning set forth in Section 7.9.

               "Escrow Fund" shall have the meaning set forth in Section 7.9.

               "FTC" means the Federal Trade Commission.

               "GAAP" shall mean U.S. generally accepted accounting procedures, as in effect as of the date hereof.

               "Government Antitrust Entity" shall have the meaning set forth in
Section 7.2(d).

               "Governmental Consents" shall have the meaning set forth in
Section 8.1(a).

               "Governmental Entity" shall mean any domestic or foreign governmental or regulatory authority, agency, commission, court, body or other governmental entity.

               "Hazardous Substance" means any substance listed, defined, designated or classified as hazardous, toxic or radioactive or as a pollutant or contaminant under any applicable Environmental Law, including petroleum and any derivative or by-products thereof.

               "HSR Act" shall mean the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder, each as amended from time to time.

               "HSR Filing" shall have the meaning set forth in Section 3.10.

               "Indemnified Party" shall have the meaning set forth in Section 10.2(a).

               "Indemnifying Party" shall have the meaning set forth in Section 10.2(a).

               "Indemnity Escrow Agreement" shall have the meaning set forth in
Section 7.9.

               "IRS" shall mean the United States Internal Revenue Service.

               "Laws" shall have the meaning set forth in Section 3.12.

               "Material Adverse Effect" on an entity means a material adverse effect on the financial condition, business or results of operations of such entity and each entity Subsidiary, taken as a whole; provided, however, that a Material Adverse Effect shall not include an effect resulting from any change in general economic or business conditions or in the health care industry specifically.

               "Notice Period" shall have the meaning set forth in Section 10.3.

               "Order" shall have the meaning set forth in Section 8.1(b).

               "Ordinary Course of Business" means an action taken by the Company or a Subsidiary that is

               (a) consistent with the past practices of the Company or such Subsidiary and is taken in the ordinary course of the normal day-to-day operations of the Company or such Subsidiary;

               (b) not required to be authorized by two or more Executive Vice Presidents of the Company; and

               (c) similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are companies of a similar size to the Company and in the same line of business as the Company.

                "Permitted Encumbrance" shall have the meaning set forth in
Section 3.7(a).

               "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

                "Representatives" shall have the meaning set forth in Section
7.3.

               "Securities Act" shall mean the United States Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended from time to time.

               "Seller" shall have the meaning set forth in the Preamble.

               "Shares" shall have the meaning set forth in Section 2.1.

               "Significant Subsidiary" shall mean, in the case of the Company, each of the Subsidiaries of the Company listed in Section 1.1(a) of the Disclosure Schedule, which include all Subsidiaries of the Company within the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and which together with the Company comprise at least 90% of the net assets of the Company and, in the case of Buyer, any Subsidiary within the meaning set forth in such Rule 1-02.

                "Special Deductible" shall have the meaning set forth in Section 10.2(b).

                "Subject Litigation" shall have the meaning set forth in Section 10.2(b).

                "Subsidiary" shall mean, with respect to any Person, any other Person of which more than 50% (or, in those jurisdictions which limit the amount of ownership by non-nationals to less than 50%, the maximum amount permitted by law) of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or such other Person is directly or indirectly owned or controlled by such Person, by one or more of such Person's Subsidiaries or by such Person and any one or more of such Person's Subsidiaries.

                "Subsidiary Organizational Documents" shall mean the share certificates (or equivalent document evidencing all ownership interests in the jurisdiction of the Subsidiary), memorandum of association, articles of association, statutes, notarial deeds, bylaws and other similar documents evidencing or defining the formation, capacity, authority to operate and governance of a Significant Subsidiary according to the laws, rules, regulations and practices applicable in the jurisdiction of the Significant Subsidiary.

                "Tax," "Taxes," "Taxable" and "Tax Return" shall have the respective meanings set forth for such terms in Section 3.13.

                "Tax Audit" shall have the meaning set forth in Section 6.5(a).

               "Tax Package" shall have the meaning set forth in Section 6.3.

               "Third-Party Claim" shall have the meaning set forth in Section 10.3.

                "Third-Party Claim Notice" shall have the meaning set forth in
Section 10.3.

               "Third-Party Intellectual Property Rights" shall have the meaning set forth in Section 3.17(b)(i).

               "Total Purchase Price" shall have the meaning set forth in
Section 2.1.

               "Total Shares" shall have the meaning set forth in Section 2.1.

               "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, and the rules and regulations thereunder, as amended from time to time.

               Section 1.2 Other Terms. Other capitalized terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall, when used with an initial capital letter, have such meaning indicated throughout this Agreement.

               Section 1.3 Other Definitional Provisions.

               (a) Unless the context otherwise clearly requires, the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

               (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

               (c) The terms "dollars" and "$" shall mean United States dollars.

               (d) The term "Knowledge" when used in this Agreement with respect to the Company shall mean the actual knowledge of (i) the persons classified in Group A and Group B pursuant to the Special Incentive Plan, (ii) the Director of Quality Management and Regulatory Affairs and (iii) the country managers and the financial directors of the country organizations in the following countries: Canada, the United Kingdom, France, Japan and Germany; in addition, the foregoing persons shall be deemed to have actual knowledge of information in their possession as reflected in written records possessed by any of them.

               (e) Unless the context otherwise requires, any reference herein to any "Article," "Section," "Annex" or "Exhibit" refers to an Article or Section of, or an Annex or Exhibit attached to, this Agreement, as the case may be.

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

               Section 2.1 Purchase and Sale of Shares. On the terms and subject to the conditions provided herein, at the Closing (as defined in Section 2.2 hereof) Buyer agrees to purchase from each Seller, and each Seller agrees, severally and not jointly, to sell to Buyer such number of shares of Company Common Stock (the "Shares") as are specified on Annex A with respect to such Seller for an aggregate purchase price of $875,000,000 in cash (the "Total Purchase Price") to be divided among the Sellers as set forth on such Annex A and in accordance with the terms hereof. For each Seller, such number of shares as so specified are herein called such Seller's "Shares." The aggregate of all Sellers' Shares are herein called the "Total Shares."

               Section 2.2 Closing; Delivery and Payment.

               (a) The closing for the several purchases and sales provided for in Section 2.1 hereof (the "Closing") shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 10:00 A.M. local time, on the first Business Day following the date on which all conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived, or on such other date and at such other time and place as the Company and Buyer may hereafter mutually agree upon in writing. The date on which the Closing is to occur as provided by this subsection (a) is herein called the "Closing Date" and the time and date on which the Closing is to occur as provided in this subsection (a) are herein called the "Closing Time."

               (b) At the Closing Time, each Seller shall cause to be delivered to Buyer certificates representing such Seller's Shares duly endorsed, or accompanied by stock powers duly executed, and in form for transfer to Buyer, and Buyer shall pay the Total Purchase Price for such Sellers' Shares in accordance with the allocation to each of the Sellers set forth on Annex A, each such payment to be made by wire transfer of such allocated amounts, in immediately available funds, to such account as each Seller may designate not later than the first Business Day prior to the Closing Date, less any portion of the Total Purchase Price allocable to each such Seller that is being placed in escrow pursuant to Section 7.9 hereof, the aggregate amount of each such portion Buyer shall deliver to the Escrow Agent (as defined in Section 7.9).

               Section 2.3 Actions by Sellers. Any and all actions to be taken under or in connection with this Agreement or the Indemnity Escrow Agreement by or on behalf of the Sellers shall be taken, and Buyer may rely on any such action as having been taken, if the action being taken is memorialized in a writing signed by each of the Sellers.

               Section 2.4 Adjustment Amount. For purposes of this Agreement, the "Adjustment Amount" will be an amount equal to the difference between: (x) the Consolidated Net Assets as of the Closing Date determined as set forth in
Section 2.5 hereof and (y) the Consolidated Net Assets as of March 31, 1997 calculated as described in Exhibit 2.4 hereof; provided, however, that if the absolute value of the difference between (x) and (y) is less than $10,000,000 (the "Band Amount") the Adjustment Amount shall be deemed to be zero.

               Section 2.5 Adjustment Procedure.

               (a) Buyer will prepare and will cause KPMG Peat Marwick LLP ("KPMG"), certified public accountants, to audit consolidated financial statements ("Closing Financial Statements") of the Company as of the Closing Date and for the period from April 1, 1997 through the Closing Date, including a computation of Consolidated Net Assets as of the Closing Date in accordance with GAAP as consistently applied by the Company since March 31, 1997 and in accordance with Exhibit 2.4 hereof (it being understood that in the event of any dispute regarding the treatment of a particular item in accordance with GAAP as consistently applied by the Company as opposed to in accordance with the treatment described in Exhibit 2.4 hereto, Exhibit 2.4 shall be followed). Buyer will deliver the Closing Financial Statements to Sellers within sixty days after the Closing Date. If within thirty days following delivery of the Closing Financial Statements, the Sellers have not given Buyer notice of their objection to the Closing Financial Statements (such notice must contain a statement of the basis of the Sellers' objections), then the Consolidated Net Assets as of the Closing Date reflected in the Closing Financial Statements will be used in computing the Adjustment Amount. If Sellers give such notice of objection, then the issues in dispute will immediately be submitted to Ernst & Young (the "Accountants") for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) the Sellers and the Buyer will each furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to the Sellers or the Buyer or its Subsidiaries (or the independent public accountants retained by either of them), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to the Sellers and the Buyer by the Accountants, will be binding and conclusive on the parties; (iii) an engagement letter among the Accountants, Buyer and Sellers shall provide that the issues submitted to the Accountants shall be resolved as promptly as practicable and in any event within 60 days of the delivery of notice of the Sellers' objection to the Accountants; and (iv) Buyer and the Sellers will each bear 50% of the fees of the Accountants for such determination.

               (b) Subject to the proviso in Section 2.4 hereof, on the tenth business day following the final determination of the Adjustment Amount, if (x) is greater than (y), as defined in Section 2.4, then Buyer will pay the Final Payment Amount to the Sellers, and if (y) is greater than (x) then the Sellers will pay the Final Payment Amount to Buyer. All payments from the Sellers or Buyer will be made without regard to or deduction from the Deductible and the Cap of Section 10.1(a). All payments will be made together with simple interest at 6% beginning on the Closing Date and ending on the date of payment. Payments must be made in immediately available funds. Payments to Sellers will be paid by wire transfer to such account as each Seller will specify pro rata in accordance with such Sellers' respective shares of the Total Purchase Price. Payments to Buyer must be made by wire transfer to such bank account as Buyer will specify. The Sellers shall have the option to pay any Adjustment Amount pursuant to this Section 2.5 either (i) directly to the Buyer or (ii) from the Escrow Fund promptly following which the Sellers shall replenish any amounts paid out of the Escrow Fund, in either case (i) or (ii) pro rata in accordance with such Sellers' respective shares, of the Total Purchase Price.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                          SELLERS REGARDING THE COMPANY

               The Sellers hereby represent and warrant to Buyer regarding the Company as follows:

               Section 3.1 Organization and Authority. The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its assets and to carry on its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, has not had and is not reasonably likely to have a Material Adverse Effect on the Company. The Company has delivered to Buyer a true, complete and correct copy of the Company's Organizational Documents.

               Section 3.2   Approval and Validity.

               (a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated for it hereby. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy Exceptions").

               (b) The board of directors of the Company has approved this Agreement and the transactions contemplated for the Company hereby.

               Section 3.3 Subsidiaries of the Company. Section 3.3 of the Disclosure Schedule lists the name of each Subsidiary of the Company, together with the jurisdiction of its organization and the record and beneficial holder of the shares of its capital stock. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own or lease its assets and to carry on its business as it is currently being conducted, and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to have such full corporate power and authority or to be so qualified and in good standing, when taken together with all other such failures, has not had and is not reasonably likely to have a Material Adverse Effect on the Company. Prior to the Closing Date, the Company shall have made available to Buyer a complete and correct copy of each of its Subsidiaries' certificate of incorporation and by-laws (or analogous documents of any foreign Subsidiaries), each as amended to date, and the Subsidiary Organizational Documents to be so delivered are on the date of this Agreement, and will be at the Closing Time, in full force and effect. Prior to the Closing Date, for each Subsidiary, the Company shall have identified: (a) the location of and the individuals possessing all minute books (or equivalent compilation of corporate records) and seals (or other official stamp or chop); and (b) all individuals with legal authority to represent or act on behalf of the Subsidiary. Each of the shares of any Subsidiary held in the name of any nominee of the Company shall, on the Closing Date be transferred, free of all Encumbrances, to individuals or entities nominated by Buyer and all corporate acts required to authorize and take such action will be authorized and taken prior to the Closing Date.

               Section 3.4   Capitalization.

               (a) The authorized capital stock of the Company consists of (i) 10,000 shares of Class A Common Stock, of which 9,677 shares were outstanding as of the close of business on the date hereof and (ii) 10,000 shares of Class B Common Stock, of which 1,060 shares were outstanding as of the close of business on the date hereof. All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Sellers' Shares, in aggregate, constitute 100% of such number of shares issued and outstanding. No shares of Class A or Class B Common Stock are held in treasury and the Company has no shares of capital stock reserved for issuance.

               (b) Each of the outstanding shares of capital stock and other equity interests of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of all Encumbrances.

               (c) Except as set forth in Section 3.4 of the Disclosure Schedule, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments, contingent or otherwise, under which the Company or any of its Subsidiaries is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, any shares of the capital stock, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock, of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. No stock of any Subsidiary was issued in violation of law.

               Section 3.5 Company Financial Information. (a) Set forth in
Section 3.5 of the Disclosure Schedule is a copy of (a) the audited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1997, 1996 and 1995 (the "Company Balance Sheet") and (b) the audited consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years ended March 31, 1997, 1996 and 1995 (such statements of income, changes in stockholders' equity and cash flows with the notes thereto, together with the Company Balance Sheet, the "Company Financial Information"). The Company Financial Information has been prepared in accordance with GAAP applied on a consistent basis (except as may be noted therein or in the auditor's opinion letter), and presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of March 31, 1997, 1996 and 1995, and the consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years ended March 31, 1997, 1996 and 1995, subject, in each case, to the notes regarding the matters reflected therein.

               (b) The Company Financial Information reflects the consistent application of GAAP throughout the periods involved (except as may be disclosed in the notes or auditor's opinion letter to such financial statements). No financial statements of any entity other than the Company and its Subsidiaries included therein are required by GAAP to be included in the Company Financial Information. The Company has applied GAAP since the date of its last audit with reserves, accruals and provisions required in accordance with GAAP having been made (except as may be disclosed in the notes or auditor's opinion letter to such financial statements). The interim monthly financial statements prepared by the Company accurately reflect the activity of the Company and its Subsidiaries since March 31, 1997 consistent with accounting principles consistently applied. All material transactions between Sellers or any of their Affiliates or beneficiaries, on the one hand, and the Company or any of its Subsidiaries, on the other hand, have been disclosed in Section 3.5 of the Disclosure Schedule and, subject to the transition of certain services contemplated by Section 7.15, each such transaction, whether or not material, has either been settled or terminated or will be settled or terminated prior to the Closing Time including guarantees by or on behalf of the Company or Sellers. Appropriate reserves have been made for all pending and threatened litigation and environmental risks in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," and American Institute of Certified Public Accountants Statement of Position No. 96-1, "Environmental Remediation Liabilities," as appropriate. Since March 31, 1997, no consigned materials or equipment has been held and recorded on the books of the Company.

               Section 3.6 Absence of Certain Changes or Events. Except as set forth in Section 3.6 of the Disclosure Schedule and except as may be reflected in the Company Financial Information, and except as to transactions specifically contemplated by this Agreement, since March 31, 1997 (a) as of the date hereof the consolidated stockholders' equity of the Company has not been reduced by greater than $10,000,000, (b) there has not been any change in the Company's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of the Company or any of its Subsidiaries, contingent or otherwise, issuance of any security convertible into such capital stock, grant of any registration rights, or purchase, redemption, retirement or other acquisition by the Company or any of its Subsidiaries of any shares of any such capital stock; (c) there has not been any amendment to the Company Organizational Documents or to the Subsidiary Organizational Documents; (d) the Company and its Subsidiaries have each conducted their respective businesses only in, and have not engaged in any transaction other than according to, the Ordinary Course of Business and (e) there has not been (i) any Material Adverse Effect on the Company resulting from a change in the financial condition, business or results of operations of the Company or its Subsidiaries; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased, or otherwise used by the Company or any of its Subsidiaries whether or not covered by insurance which has had or is reasonably likely to have a Material Adverse Effect on the Company; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its Significant Subsidiaries; (iv) any material change by the Company in accounting principles, practices or methods other than a change required by law or GAAP; (v) except for increases or amendments in the Ordinary Course of Business or as required by law, any material increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to any of their directors, officers or Employees or former employees or any material increase in the benefits under, or adoption of, any bonus, insurance, pension, deferred compensation, stock purchase, 401(k) or other employee compensation or benefit plan, payment or arrangement, for or with any such directors, officers or Employees or former employees; (vi) any forgiveness or cancellation of any material debt, guarantees or claims or waiver of any material rights, except in the Ordinary Course of Business; (vii) any entering into of any employment agreement lasting longer than 12 months outside the Ordinary Course of Business or any employment agreement providing for annual compensation in excess of $250,000 or any collective bargaining agreement; (viii) any entering into, termination or breach of any Company Material Contract, license or other instrument, except in the Ordinary Course of Business or as has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company; (ix) any material capital expenditures made or any acquisition or disposal of any material assets or properties or any agreement or other arrangement entered into for such acquisition or disposition other than in the Ordinary Course of Business; or (x) any commitment to do any of the foregoing.

               Section 3.7 Title to Properties; Absence of Liens and Encumbrances, etc.

               (a) Section 3.7(a)(i) of the Disclosure Schedule lists (i) all material real property leases to which the Company or any of its Subsidiaries is a party as a lessee as of the date hereof (the "Company Real Property Lease Agreements"), setting forth the location of such real property, and (ii) all material real properties owned by the Company or any of its Subsidiaries as of the date hereof (the "Company Owned Real Property"). Each of the Company or its Subsidiaries, as applicable, has good and marketable and, in the case of the Company Owned Real Property located in the United States, insured fee simple title to, and, in the case of the Company Owned Real Property located outside the United States and in jurisdictions where title insurance is customary, insurable title to, or a valid and binding leasehold interest in, all of the Company Owned Real Property or the property that is the subject of the Company Real Property Lease Agreements, as the case may be, free and clear of all Encumbrances, whether voluntarily incurred or arising by operation of law, and including without limitation any agreement to place any Encumbrance on the applicable property in the future and each of the Company or its Subsidiaries, as applicable, has good and marketable title to the material buildings, fixtures, improvements and equipment of the Company in the Company Owned Real Property and good and marketable title to the material equipment, fixtures and improvements (other than any fixtures and improvements owned by the owner of the Company leased property) located in or on the Company leased property, except for: (i) any Encumbrances reflected in the Company Financial Information; (ii) any Encumbrances or failures to have good and marketable title which, alone or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company;
(iii) zoning laws and other land use restrictions that do not impair and are not violated by the present or anticipated use or occupancy of the property subject thereto; (iv) any Encumbrances for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or due and being contested in good faith; and (v) any mechanics', workmen's, repairmen's, warehousemen's, carriers' or other similar liens and encumbrances arising in the Ordinary Course of Business or being contested in good faith; (each of the encumbrances listed in clauses (i)-(v) above, a "Permitted Encumbrance"); and
(vi) any Encumbrances which are matters of public record or would be shown by a current title report or survey or physical inspection, such as easements, quasi easements, covenants, licenses, rights of way, land use, zoning or other legal requirements, ordinances or plans. There are no outstanding options or rights of first refusal to purchase any of the Company Owned Real Property or any material portion thereof or any material interest therein. Section 3.7(a)(ii) of the Disclosure Schedule lists all leases of personal property having cumulatively a value in excess of $2,000,000 to which the Company or any of its Subsidiaries is a party as a lessee as of the date hereof (the "Company Personal Property Leases"). The Company and its Subsidiaries own all of the properties and assets that they purport to own (as reflected in the Company's books and records) including all of the properties and assets in the Company Financial Information, free and clear of all Encumbrances, other than Permitted Encumbrances and those of the type described in clause (vi) above, and except for (i) assets held under capitalized leases, (ii) leased assets not required to be disclosed in accordance with this Section 3.7, (iii) personal property sold since the date of the Company Financial Information in the Ordinary Course of Business, and (iv) personal property acquired since the date of the Company Financial Information.

               (b) None of the Company and its Subsidiaries is in default and no event has occurred that, after notice or lapse of time or both, would constitute a default under any lease under which it is the lessee of real or personal property, except for such defaults which, alone or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

               Section 3.8 Company Material Contracts. Except for this Agreement and as listed in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, license with respect to patents, trademarks, copyrights or other intellectual property, collective bargaining agreement, joint venture, partnership, power of attorney, agreement, lease, mortgage, indenture, note or other obligation (collectively, "Contracts") which are to be performed or as to which the Company or any of its Subsidiaries may have any right or obligation after the Closing Time other than Contracts (i) which have been entered into in the Ordinary Course of Business and (ii) pursuant to which the Company or its Subsidiaries, as the case may be, is or would be obligated to expend, or entitled to receive, less than $2,000,000 in any 12-month period or which is subject to cancellation by the Company or such Subsidiary, as the case may be, upon less than three (3) months' notice, without incurring any material expenditure and without any material penalty or increased cost (such Contracts required to be listed in Section 3.8 of the Disclosure Schedule being referred to herein as the "Company Material Contracts"). Except for any failure to be valid, binding and in full force and effect, event, circumstance, or attempt that has not had and is not reasonably likely to have, alone or in the aggregate, a Material Adverse Effect on the Company: (i) all of the Company Material Contracts are valid, binding and in full force and effect; (ii) in the two years immediately preceding the Closing Date the Company or the applicable Subsidiary, as the case may be, and, to the Knowledge of the Company, the other party to each Company Material Contract have each been in substantial compliance with all the material terms of such Company Material Contracts; (iii) no event has occurred or circumstances exist that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of or give the Company or the applicable Subsidiary, as the case may be, or the other party to any Company Material Contract the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Company Material Contract; (iv) neither the Company or the applicable Subsidiary, as the case may be, nor the other party to any Company Material Contract has attempted to renegotiate its terms; and (v) no Seller or Employee or former employee has or may acquire any rights to, in or under any Company Material Contract. No default, or event which, after notice or lapse of time or both, would constitute a default, has occurred and is existing under any Company Material Contract, except for such defaults or events which, alone or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

               Section 3.9 No Conflict. Except as set forth in Section 3.9 of the Disclosure Schedule: The execution, delivery and performance of this Agreement and the Indemnity Escrow Agreement by the Company (as applicable) and the Sellers do not, and the consummation by the Company and the Sellers of the transactions contemplated hereby and thereby will not, constitute or result in
(a) a breach or violation of, or a default under, the Company's Organizational Documents, or the Subsidiary Organizational Documents, (b) a breach or violation of or default under, or the acceleration of any obligation or the creation of any Encumbrance on the assets of the Company or any of its Subsidiaries pursuant to, any Company Material Contracts binding upon the Company or any of its Subsidiaries (in each case with or without notice, lapse of time or both) or any Law or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (c) any change in the rights or obligations of any party under any of the Company Material Contracts specified in clause (b) above, except, in the case of clauses (b) and (c) above, for any breaches, violations, defaults, accelerations, creations or changes that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company or prevent, materially burden or materially impair the ability of the Company and the Sellers to consummate the transactions contemplated by this Agreement and subject, in the case of clause
(b) above, to the matters referred to in Section 3.10 hereof and set forth in
Section 3.10 of the Disclosure Schedule.

               Section 3.10 Governmental Filings; No Violations. Except as set forth in Section 3.10 to the Disclosure Schedule and except for the notification and report form required to be filed with the FTC and the Antitrust Division under the HSR Act (such filing, the "HSR Filing") and similar filings and approvals which may be required by foreign Governmental Entities, no notices, reports or other filings are required to be made by the Company or its Subsidiaries or the Sellers with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or its Subsidiaries or the Sellers from, any Governmental Entity, in connection with the execution and delivery of this Agreement by the Company and the Sellers and the consummation by the Company and the Sellers of the transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the ability of the Company and the Sellers to consummate the transactions contemplated by this Agreement.

               Section 3.11 Litigation and Liabilities. Except as disclosed in the Company Financial Information and except as set forth in Section 3.11 of the Disclosure Schedule: There are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations, audits or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or (b) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law, or any other facts or circumstances of which the Company has Knowledge that could result in any claims against or obligations or liabilities of the Company or any of its Subsidiaries, except, in the case of clauses (a) and (b), for those that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company or prevent, materially burden or materially impair the ability of the Company and the Sellers to consummate the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is subject to any judgment, order, decree or arbitration award of any Governmental Entity that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or prevent, materially burden or materially impair the ability of the Company and the Sellers to consummate the transactions contemplated by this Agreement.

               Section 3.12 Compliance with Law; Permits. Except as set forth in
Section 3.12 of the Disclosure Schedule: The businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, grant, order, decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company or prevent, materially burden or materially impair the ability of the Company and the Sellers to consummate the transactions contemplated by this Agreement. No investigation, audit or review by any Governmental Entity with respect to the Company or any of its Significant Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company or prevent, materially burden or materially impair the ability of the Company and the Sellers to consummate the transactions contemplated by this Agreement. The Company has not received any notice of violation of law or permit from a third party or from a Governmental Entity except for notice of such violations as are not reasonably likely to have a Material Adverse Effect on the Company. The Company and its Subsidiaries each has and for the two years immediately preceding the Closing has had all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as currently conducted except those the absence of which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company or prevent, materially burden or materially impair the ability of the Company and the Sellers to consummate the transactions contemplated by this Agreement.

               Section 3.13 Tax Matters. (a) Except as set forth in Section 3.13 of the Disclosure Schedule, as reflected in the Company Financial Information or as is not reasonably likely to have a Material Adverse Effect on the Company:
(i) the Company and each of its Subsidiaries (A) have prepared in good faith and in correct form and have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them, either separately or as a member of a group of corporations, and all such filed Tax Returns are true, complete and accurate, (B) have paid or made provisions for the payments of all Taxes that are required to be paid to Tax authorities or others or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith, and (C) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency or executed any waiver of restrictions on assessment or collection of any Tax or entered into or amended any agreement or settlement with any Tax authority, and (iii) there are not pending or, to the Knowledge of the Company, threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are no unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that, if resolved unfavorably to the Company or its Subsidiaries, are reasonably likely to have a Material Adverse Effect on the Company. The Company has made available to Buyer true and correct copies of the United States consolidated federal income Tax Return filed by the Company on its behalf and on behalf of its United States Subsidiaries for each of the fiscal years ended March 31, 1996, 1995 and 1994. Neither the Company nor any of its Subsidiaries has any liability with respect to Taxes in excess of the amounts that are reflected in the Company Financial Information, except where the failure to be so reflected is not reasonably likely to have a Material Adverse Effect on the Company. Prior to the Closing, the Company or any of its Subsidiaries will have either (i) paid, (ii) reflected as a liability in the Company Financial Information or (iii) established a reserve on the books of the Company or its Subsidiaries for the payment of any material Taxes imposed with respect to the Company or any of its Subsidiaries for the taxable periods, or portions thereof, ended on or before the Closing Date including, with respect to taxable periods beginning before the Closing but ending thereafter, the portion of such taxable period ending on the Closing Date. Whenever it is necessary to determine the Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination shall be made by assuming that the taxable year or period ended at the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a time basis.

               (b) As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local, municipal and foreign taxes, including without limitation, income, windfall, profits, gains, franchise, gross receipts, alternative, minimum, estimated, transfer, license, environmental, customs duty, capital stock, wealth, welfare severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, occupation, value added, goods and services, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and including any transferee or secondary liability in respect of any Tax (whether imposed by law, contractual agreement or otherwise), and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes as well as any claims for refunds of Taxes including any amendments or supplements to the foregoing.

               (c) Safe Harbor Lease Property. None of the assets of the Company or any of its United States Subsidiaries is property which the Company or its United States subsidiaries is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168((f)(8) of the Code.

               (d) Security for Tax Exempt Obligations. None of the assets of the Company or its Subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code.

               (e) Tax Exempt Use Property. None of the assets of the Company or any of its Subsidiaries is "tax-exempt use property" within the meaning of section 168(h) of the Code.

               (f) Parachute Payment. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments", within the meaning of section 280G of the Code or any similar provision of foreign, state or local law. To this end, prior to the Closing Date the stockholders of the Company shall have taken the appropriate action to satisfy the requirements of Section 280G(b)(5)(B) of the Code.

               (g) US Real Property Holding Corporation. The Company is not, and has not been, a United States real property holding corporation (as defined in section 897(c)(2) of the Code) during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

               (h) Existing Partnerships. Neither the Company nor any of its subsidiaries is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. None of the Company's Subsidiaries has made a so-called check-the-box election under section 7701 of the Code.

               (i) Tax Ownership. Each asset with respect to which the Company and its Subsidiaries claims depreciation, amortization or similar expense for Tax purposes is owned for Tax purposes by either the Company or its Subsidiaries.

               (j) Excess Loss Accounts. Neither the Company nor any of its United States Subsidiaries has any excess loss account (as defined in Treasury Regulation Section 1.1502-19) with respect to the stock of any Subsidiary.

               (k) Prior Ownership Changes. There have been no prior ownership changes as defined in section 382 of the Code with respect to the Company.

               (l) Collapsible Corporation. The Company has not filed a consent pursuant to the collapsible corporation provisions of section 341 (f) of the Code (or any corresponding provision of state or local Law) or agreed to have section 341 (f)(2) of the Code (or any corresponding provision of state or local
Law) apply to any disposition of, any asset owned by it.

               Section 3.14 Labor Matters. Except as set forth in Section 3.14 of the Disclosure Schedule: Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. As of the date hereof,neither the Company nor any of its Subsidiaries is the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. Excepted from the foregoing representations are any (i) agreement, contract or understanding, or (ii) any proceeding, or (iii) any labor strike, dispute, walkout, work stoppage, slow-down or lockout which has not had or is not reasonably likely to have a Material Adverse Effect on the Company. The Company has previously made available to Buyer correct and complete copies of any material labor and collective bargaining agreements to which the Company or any of its Subsidiaries is party or by which any of them are otherwise bound. Since March 31, 1997, all commissions, salaries, bonuses and payments of any kind due to Employees have been paid in the Ordinary Course of Business or have been withheld in good faith in connection with a bona fide dispute over the amount of any such commissions, salaries, bonuses and payments, and all payroll taxes and insurance payments made on behalf of Employees have been appropriately withheld and deposited, as appropriate, with the appropriate Tax authorities or others on a timely basis.

               Section 3.15 Employee Matters. Except as set forth in Section
3.15 of the Disclosure Schedule:

               (a) Each material bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that is maintained or contributed to by the Company or its Subsidiaries and that covers Employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Company Compensation and Benefit Plans") is listed in Section 3.15(a) of the Disclosure Schedule. Prior to the Closing Date, the Company shall have given or made available to Buyer a true, correct and complete copy of: (i) each Company Compensation and Benefit Plan, as amended through the date hereof; (ii) the most recent summary plan description (if any) for each Company Compensation and Benefit Plan, or if no summary plan description is available, the most recent written description (if any) provided to Employees; and (iii) for each Company Compensation and Benefit Plan, the two most recently filed annual reports on Form 5500 (if any).

               (b) The Company has caused each of the Company Compensation and Benefit Plans to be operated and administered in substantial compliance with all applicable laws, including the Code and the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder as amended ("ERISA"). Each Company Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Company

Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service ("the IRS"), and the Company is not aware of any circumstances reasonably likely to result in revocation of any such favorable determination letter. In the 2 years preceding the Closing, there has been no pending or, to the Knowledge of the Company, threatened material litigation relating to the Company Compensation and Benefit Plans. Neither the Company nor any Subsidiary has engaged in a transaction with respect to any Company Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material Tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. No Company Compensation and Benefit Plan is subject to any Tax under Section 511 of the Code.

               (c) As of the date hereof, no liability under Title IV of ERISA has been and remains outstanding or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980.

               (d) All contributions required to be made under the terms of any Company Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected in the Company Financial Information. Neither any Company Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA.

               (e) The Company does not currently maintain or contribute to any Company Pension Plan which is subject to Title IV of ERISA.

               (f) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Company Compensation and Benefit Plan other than as required by Section 4980B of the Code.

               (g) All Company Compensation and Benefit Plans covering current or former non-U.S. employees of the Company and its Subsidiaries comply in all material respects with applicable local law.

               Section 3.16 Environmental Matters. Except as set forth in
Section 3.16 of the Disclosure Schedule:

               (a) Except for such matters that, alone or in the aggregate: are not reasonably likely to result in the refusal, suspension or revocation of any permit issued pursuant to any Environmental Law which would impair the ability of any facility of the Company or any of its Subsidiaries from conducting operations material to the Company in accordance with practices and procedures in existence as of the Closing Date; to result in the imposition of damages, penalties or assessments against the Company in excess of $1,500,000; or to require the submission and performance by the Company of a plan for remediation reasonably expected to result in charges to the Company in excess of $1,500,000, each of the Company and its Subsidiaries and any person or entity they have indemnified for environmental liabilities or have other transferor liabilities in connection with the transfer of any real property: (i) is in compliance with Environmental Laws; (ii) has not violated nor been liable for any breach of any Environmental Law; (iii) has not received any written notices from any private citizen acting in the public interest or any present owner of a former Company facility or former owner of a present Company facility or any Governmental Entity alleging the actual or potential violation of any Environmental Law; (iv) is not the subject of any order, injunction or decree of any Governmental Entity arising under any Environmental Law; and (v) has not generated, transported, treated, stored, used, emitted, discharged or disposed of any Hazardous Substance except as permitted under applicable Environmental Laws.

               (b) There are no pending or, to the Knowledge of the Company, threatened claims, Encumbrances or other restrictions of any nature resulting from or arising under or pursuant to any Environmental Law with respect to or affecting any of the properties or assets of the Company or its Subsidiaries which claims are reasonably likely to result in liability for the Company or its Subsidiaries in excess of $1,500,000.

               (c) Neither the Company nor any of its Subsidiaries has received any written communication relating to Hazardous Substances alleging an actual or potential violation of any Environmental Law or an actual or potential obligation to undertake or bear the cost of any environmental remediation which is reasonably likely to exceed $1,500,000 with respect to any properties or assets (whether real, personal or mixed) in which the Company has any interest or with respect to any property or facility to which Hazardous Substances generated, transferred, used or processed by the Company or any Subsidiary or any person or entity for whose conduct they are contractually responsible, have been transported, treated, stored, handled, transferred, recycled, or received.

               Section 3.17 Intellectual Property. Except as set forth in
Section 3.17 of the Disclosure Schedule:

               (a) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents (and applications therefor), trademarks (and applications therefor), inventions, improvements, customer lists, brand names, house marks, labels, service marks, trade dress, logos, compilations and databases, trade names, copyrights (and applications therefor), technology, know-how, computer software programs or applications; and tangible and intangible proprietary information or materials that are used in the business of the Company and its Subsidiaries as currently conducted and all rights granted or retained in licenses under any of the foregoing except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company, and to the Knowledge of the Company, all patents (and applications therefor), trademarks (and applications therefor), trade names, service marks and copyrights held and used in the business currently conducted by the Company and/or its Subsidiaries are valid and subsisting and no such patents, applications or registrations are subject to any pending or threatened opposition, cancellation, interference or similar proceeding before any registration authority, except for any such failures to be valid and subsisting that or proceedings the outcome of which individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. All of the know how, data, information and specifications (without regard to whether any of the foregoing is proprietary to the Company or any of its Subsidiaries or confidential), necessary to manufacture, quality control, package, store and ship the products of the Company and its Subsidiaries have been handled in the same manner as is customary with respect to those companies handling similar know how, data, information and specifications.

               (b) Except as has not had or is not reasonably likely to have a Material Adverse Effect on the Company:

               (i) the Company is not, nor will it be as a result of the execution, delivery or performance of this Agreement by it or the Sellers, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks or copyrights ("Third-Party Intellectual Property Rights");

               (ii) no claims with respect to (A) the patents, registered and unregistered trademarks and service marks, registered and unregistered copyrights, trade names, and any applications therefor owned by the Company or any of its Subsidiaries (the "Company Intellectual Property Rights"); (B) any trade secret material to the Company or any of its Subsidiaries; or (C) patents, patent applications, copyrights and trade secrets owned by third parties are currently pending or, to the Knowledge of the Company, threatened by any Person;

               (iii) to the Knowledge of the Company, there are no valid grounds for any bona fide claims (A) to the effect that the use, sale or licensing of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Significant Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (B) against the use by the Company or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property
        Rights by the Company or any of its Subsidiaries; and

               (iv) to the Knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any Employee or former employee of the Company or any of its Subsidiaries.

               Section 3.18 Insurance. Section 3.18 of the Disclosure Schedule lists all material insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date hereof and, except as is not reasonably likely to have a Material Adverse Effect on the Company, such insurance policies are (i) issued by insurers that are financially sound and reputable, (ii) taken together and including such insurance policies as were in effect during the five years prior to Closing provide adequate insurance coverage for the assets and operations of the Company and its Subsidiaries for all risks to which the Company and such Subsidiaries are normally exposed, (iii) will continue in full force and effect for at least one year subsequent to the Closing, (iv) are valid, enforceable and in full force and effect and (v) the Company or its Subsidiary, as the case may be, is not in default thereunder.

               Section 3.19 Brokers and Finders. Neither the Company, nor has its officers, directors and Employees on behalf of the Company, employed or engaged any broker or finder or has incurred any liability of the Company for any brokerage fees, commissions or finders fees in connection with the transactions contemplated in this Agreement except that the Company has employed BA Partners, a division of BancAmerica Securities, Inc. ("BA Partners"), and Goldman, Sachs & Co. ("Goldman Sachs") as its financial advisors, the engagement of which has been disclosed to the Buyer prior to the date hereof.

               Section 3.20 No Other Liabilities. The Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) that will have a Material Adverse Effect on the Company except for the liabilities or obligations reflected or reserved against in the Company Financial Information or liabilities or obligations specifically represented by the items listed in any Section of the Disclosure Schedule and current liabilities incurred in the Ordinary Course of Business since the date of the Company Financial Information. As of the Closing Date, the Company will not be a guarantor of any obligations of nor will it be responsible at any time after the Closing Date for any of the liabilities of Coulter Pharmaceutical, Inc. or Coulter Cellular Therapies, Inc. or any persons or entities which are not Subsidiaries.

               Section 3.21 Books and Records. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Buyer, are materially complete and correct and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records in all material respects of all meetings held of, and corporate actions taken by, the stockholders and the Board of Directors of the Company and no meetings of any such stockholders or Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing all of these books and records will be in the possession of the Company.

               Section 3.22 Leased Systems. The Company or its Subsidiaries have good and marketable title and perfected first security interests (recorded or registered in accordance with all statutes requiring the filing, recording or registration thereof) for all systems, equipment and instruments leased to third parties or consigned to third parties or otherwise in the possession of third parties where title has not passed from Company or a Subsidiary to such third party, except where the failure to have such good and marketable title and perfected security interest has not had and is not reasonably likely to have a Material Adverse Effect on the Company. The documentation relating to each such lease is valid, binding and enforceable upon such leasees, in all material respects, in accordance with its terms.

               Section 3.23 Certain Arrangements with Employees. The gross payments to be made by the Company to Employees, including any applicable gross-up payments in connection with any Taxes to be paid by Employees, in respect of the exercise by all of the recipients of the change of control severance agreements will not exceed $23,000,000. Except as set forth in Section
3.23 of the

Disclosure Schedule, the aggregate cost to the Company, including all related Taxes and Tax deductions available to the Company, of the Company's Long Term Incentive Plan and Supplemental Executive Retirement Plan have been accrued for in the Company Financial Information. The gross payments to be made by the Company to Employees in respect of the Company's Special Incentive Plan including the Sharing Bonus Plan will not exceed $100,000,000.

               Section 3.24 Key Employees. None of the direct labor or supervisory Employees employed in the design, specification, fabrication, manufacture, grinding, polishing or quality control of the Company's wafers, apertures, valves and glass products are covered by or eligible to receive a change in control severance agreement.

               Section 3.25 Condition and Sufficiency of Assets. The buildings, plants, structures and equipment of the Company and its Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost, including those repairs for normal wear and tear. The assets and equipment used in the manufacture, grinding or polishing of wafers, apertures, valves and glass products are in good operating condition and repair and are adequate for the Company's present and anticipated needs for such products.

               Section 3.26 ISO Certification. All locations of the Company in the United States and all Subsidiary sites outside of the United States where manufacturing is conducted are ISO 9000 certified.

               Section 3.27 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III and in Article IV, neither the Sellers with regard to the Company nor any of the Sellers, nor any other Person makes any other express or implied representation or warranty on behalf of or with respect to the Company, any Company Subsidiary or the business of any of them, and the Company hereby disclaims any such representation or warranty, whether by the Company, any of the Sellers or any of their respective Representatives or any other Person, with respect to the execution and delivery of this Agreement, the consummation of the transactions contemplated herein or the Company, notwithstanding the delivery or disclosure to Buyer or any of its Representa tives or any other Person of any documentation or other information by the Company, any of the Sellers or any of their respec tive Representatives or any other Person with respect to any one or more of the foregoing.


                                   ARTICLE IV

                           ADDITIONAL REPRESENTATIONS
                          AND WARRANTIES OF THE SELLERS

               Each Seller, solely as to itself, represents and warrants to Buyer as follows:

               Section 4.1 Execution, Delivery, Validity and Enforceability of Agreements.

               (a) This Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Bankruptcy Exceptions.

               (b) The Indemnity Escrow Agreement to which each Seller will become a party at the Closing pursuant to this Agreement, when executed and delivered by or on behalf of such Seller, will have been duly executed and delivered by such Seller and will constitute a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Bankruptcy Exceptions.

               (c) The Sellers have all requisite power and authority to execute and deliver this Agreement and the Indemnity Escrow Agreement and have taken all trust and other actions necessary in order to execute, deliver and perform their obligations under this Agreement and the Indemnity Escrow Agreement and to consummate the transactions contemplated in this Agreement and the Indemnity Escrow Agreement.

               Section 4.2 Ownership of Shares. Except as disclosed in Section
4.2 of the Disclosure Schedule: (a) Immediately prior to Closing such Seller will have good and valid title to the Shares to be sold by such Seller hereunder, free and clear of all Encumbrances, and upon delivery of such Shares by such Seller and payment therefor by Buyer at the Closing pursuant hereto, good and valid title to such Seller's Shares, free and clear of all Encumbrances (other than those that do not arise by action of or with respect to such Seller) will pass to Buyer; (b) the Total Shares represents all of the issued and outstanding Shares of the Company; there are no outstanding debentures, warrants, options or other instruments, of any kind or nature, convertible into Shares of the Company; and (c) Annex A is true, complete and correct; provided, however, that subject to Section 6.1(a) the parties hereto (i) recognize that the Shares to be sold by the Joseph R. Coulter, Jr. Trust are, and following transfer thereof to Buyer pursuant to this Agreement such Shares will continue to be subject, by operation of law, to both a federal and a Florida estate tax lien unless releases of such liens are obtained prior to the Closing Date and (ii) agree that such federal and Florida estate tax liens are permitted encumbrances, the existence of which would not materially or adversely affect the Joseph R. Coulter, Jr. Trust's ability to execute deliver or perform its obligations under this Agreement.

               Section 4.3 Brokers and Finders. None of the Sellers, nor any general partner, trustee or other Representative of any of them, has employed any broker or finder or has incurred any liability for any brokerage fees, commissions or finders fees in connection with transactions contemplated in this Agreement, except that the Sellers have employed BA Partners and Goldman Sachs as their financial advisors, the engagement of which has been disclosed to the Buyer prior to the date hereof.

               Section 4.4 Foreign Person. Sellers are United States Persons within the meaning of the Code.

               Section 4.5 No Withholding. The transactions contemplated herein are not subject to the tax withholding provisions of section 3406 of the Code or of subchapter A of chapter 3 of the Code or of any other provision of Tax Law.

               Section 4.6 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV and in Article III, none of the Sellers nor the Company or any other Person makes any other express or implied representation or warranty on behalf of or with respect to, any of the Sellers, and each Seller hereby disclaims any such representation or warranty, whether by such Seller, any other Seller, the Company or any of their respective Representatives or any other Person, with respect to the execution and delivery of this Agreement, the consummation of the transactions contemplated herein or any of the Sellers, notwithstanding the delivery or disclosure to Buyer or any of its representatives or any other Person of any documentation or other information by any of the Sellers, the Company or any of their respective representatives or any other Person with respect to any one or more of the foregoing.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to the Company and each of the Sellers as follows:

               Section 5.1 Organization, Authority and Qualification; Certificate and By-laws. Each of Buyer and its Significant Subsidiaries has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware, in the case of Buyer, or their jurisdictions of organization, in the case of Buyer's Significant Subsidiaries, with full power and authority to own or lease its assets and to carry on its business as currently conducted. Each of Buyer and its Significant Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the ownership and operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, would not prevent, materially delay or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement.

               Section 5.2  Approval and Validity.

               (a) Buyer has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under each of this Agreement and the Indemnity Escrow Agreement and to consummate the transactions contemplated for it hereby and thereby, and no vote of the holders of the capital stock of Buyer is necessary under any Law (or rule of or listing or other agreement with any securities exchange), any Contract or Buyer's certificate of incorporation and by-laws in connection with such execution, delivery, performance and consummation. Each of this Agreement is, and the Indemnity Escrow Agreement to which Buyer will become a party at the Closing pursuant to this Agreement will be, a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to the Bankruptcy Exceptions.

               (b) The board of directors of Buyer has approved each of this Agreement and the Indemnity Escrow Agreement and the transactions contemplated for Buyer hereby and thereby.

               Section 5.3 No Conflict. The execution, delivery and performance of each of this Agreement and the Indemnity Escrow Agreement by Buyer do not, and the consummation by Buyer of the transactions contemplated for it hereby and thereby will not, constitute or result in (a) a breach or violation of, or a default under, Buyer's certificate of incorporation and by-laws, or the certificate and by-laws (or comparable governing instruments) of any of Buyer's Subsidiaries, (b) a breach or violation of or default under, or the acceleration of any obligation pursuant to, any Contracts binding upon Buyer or any of its Subsidiaries (in each case, with or without notice, lapse of time or both) or any Law or governmental or non-governmental permit or license to which Buyer or any of its Subsidiaries is subject or (c) any change in the rights or obligations of any party under any of the Contracts specified in clause (b) above, except, in the case of clause (b) or (c) above, for any breaches, violations, defaults, accelerations, creations or changes that, individually or in the aggregate, are not reasonably likely to prevent, materially burden or materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement and the Indemnity Escrow Agreement and subject, in the case of clause (b) above, to the matters referred to in Section 5.4 hereof.

               Section 5.4 Governmental Filings; No Violations. Except for the HSR Filing and similar filings and approvals which may be required by foreign Governmental Entities, no notices, reports or other filings are required to be made by Buyer and its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Buyer and its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of this Agreement and the Indemnity Escrow Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent, materially burden or materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement and the Indemnity Escrow Agreement.

               Section 5.5 Brokers and Finders. None of Buyer and its officers, directors and employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated in this Agreement, except that Buyer has employed Merrill Lynch & Co. as its financial advisor, the engagement of which has been disclosed to the Company prior to the date hereof.

               Section 5.6 Financial Capability. As of the date hereof Buyer has access to, and at the Closing Time Buyer will have, sufficient funds to purchase the Shares and satisfy all of its obligations under this Agreement and the Indemnity Escrow Agreement and the transactions contemplated hereby and thereby. Buyer's obligations hereunder are not subject to any conditions regarding Buyer's ability to obtain financing for the consummation of the transactions contemplated herein.

               Section 5.7 Securities Act. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer acknowledges that the Shares are not registered under the Securities Act or any applicable state securities law, and that such Shares may not be sold or otherwise transferred except pursuant to the registration provisions of the Securities Act or an applicable exemption therefrom and pursuant to any applicable state and other securities laws. Buyer further acknowledges that the Shares will bear a restrictive legend as provided in the Company Organizational Documents.

               Section 5.8 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of or with respect to Buyer and Buyer and each of its Representatives hereby disclaim any such repre-sentation or warranty, whether by Buyer or any of its Representatives or any other Person, with respect to the execution and delivery of this Agreement, the consummation of the transactions contemplated herein or Buyer, notwithstanding the delivery or disclosure to Seller or any of its Representatives or any other Person of any documentation or other information by Buyer or any of its Representatives or any other Person with respect to any one or more of the foregoing.


                                   ARTICLE VI

                                   TAX MATTERS

               Section 6.1  Tax Indemnification.

               (a) If prior to the Closing Date releases of the federal and Florida estate tax liens to which the Shares of the Joseph R. Coulter, Jr. Trust are subject have not been obtained, then the Joseph R. Coulter, Jr. Trust hereby agrees to defend, indemnify and hold harmless Buyer from, against and in respect of, any federal and state estate taxes owed by it and any expenses incurred by Buyer, to the extent that federal or state authorities collect, or attempt to collect, from Buyer or any of its Subsidiaries any such taxes by imposition of or exercise of the tax liens to which, by operation of federal and state estate tax law, the Shares owned by the Joseph R. Coulter, Jr. Trust are subject.

               (b) The Joseph R. Coulter, Jr. Trust shall provide Buyer with copies of all notices of deficiency and demands for payment of estate tax assessments issued by the federal and state tax authorities within 15 Business Days of receipt thereof.

               (c) Whenever it is necessary to determine the Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination shall be made by assuming that the taxable year or period ended at the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a time basis.

               (d) Sellers will indemnify Buyer for any Tax imposed upon Company resulting from any dividends or distributions of the shares or other transfer of the shares or assets of Coulter Pharmaceutical, Inc. or Coulter Cellular Therapies, Inc. owned by the Company at or prior to the Closing.

               Section 6.2  Tax Returns.

               The Company and its Subsidiaries shall file all Tax Returns related to income that are required to be filed with respect to the Company and its Subsidiaries for taxable years or periods ending on or before the Closing Date and shall, subject to Sellers' indemnification obligations contained herein, pay any Taxes due in respect of such Tax Returns. Such Tax Returns will be prepared consistently with the Tax practices following previously filed Tax Returns of the Company and its Subsidiaries and in accordance with the most recent Tax practices as to elections and accounting methods of the Company and its Subsidiaries, to the extent permissible under applicable Tax Law. Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries for taxable years or periods ending after the Closing Date and shall, subject to the indemnification obligations of Seller, pay or cause to be paid any Taxes due in respect of such Tax Returns. With respect to Tax Returns related to income to be filed by the Company pursuant to this Section 6.2, not less than sixty (60) days prior to the date on which such Tax Returns are due to be filed (taking into account any applicable extensions) the Buyer shall deliver or shall cause to be delivered a copy of such Tax Returns to Sellers for their review and approval, which may not be unreasonably withheld or delayed. Notwithstanding the foregoing, Buyer shall file all such Tax Returns in a timely manner.

               Section 6.3 Information to be Provided by Buyer. With respect to Tax Returns to be filed by the Company pursuant to Section 6.2 hereof, Buyer shall promptly cause the Company to prepare and provide to the Sellers a package of tax information materials (the "Tax Package"), which shall be completed in accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income and other relevant measures of income of the Company and its Subsidiaries. Buyer shall cause the Tax Package for the portion of the taxable period ending on the Closing Date to be delivered to the Sellers no later than sixty (60) days in advance of the applicable filing date, as it may be extended.

               Section 6.4 Transfer Taxes. The liability for all excise, sales, use or transfer taxes arising from the sale of Shares shall be borne equally by Buyer and the Sellers.

               Section 6.5  Contest Provisions.

               (a) Notice Requirement. Buyer shall promptly notify the Sellers in writing upon receipt by Buyer, any of its Affiliates, or the Company or any of its Subsidiaries of notice of any pending or threatened audits, adjustments or assessments related to income (a "Tax Audit") which may materially affect the liability for Taxes related to income of the Company or any of its Subsidiaries for which the Sellers would be required to indemnify Buyer. If Buyer fails to give such prompt notice to the Sellers, Buyer shall not be entitled to indemnification for any Taxes arising in connection with such Tax Audit to the extent that such failure to give notice materially adversely affects any rights of the Sellers. Sellers shall have the sole right to represent the interests of the Company and any of its Subsidiaries in any Tax Audit or administrative or court proceeding involving Taxes related to income relating to taxable periods ending on or before the Closing Date, and to employ counsel of their choice at the Sellers' expense. Notwithstanding the preceding sentence, Buyer shall be entitled to participate, at Buyer's expense, in any Tax Audit or administrative or court proceedings relating to tax periods ending on or before the Closing Date and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Sellers shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes related to income which would adversely affect the liability for Taxes of the Buyer or the Company or any of its Subsidiaries for any period after the Closing Date to any extent without the prior written consent of Buyer. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Sellers have indemnified the Buyer against the effects of any such settlement.

               Buyer shall control the administration of any Tax Audit for any year or period ending after the Closing Date, provided, however, Sellers shall be entitled to participate at the Sellers' expense in the defense of any claim for

Taxes related to income for any year or period ending after the Closing Date which may be the subject of indemnification by Seller with the written consent of Buyer, and at its sole expense, may assume the entire defense of such tax claim. Neither Buyer nor the Company or any of its Subsidiaries may agree to settle any income tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Sellers without the prior written consent of Sellers, which may not be unreasonably withheld or delayed.

               Section 6.6 Post-Closing Actions Which May Affect the Sellers' Liability for Taxes.

               (a) Buyer shall not take, and shall not permit the Company or any of its Subsidiaries to take, any action, other than any action required by law, that is materially inconsistent with the manner in which Tax Returns have been filed by the Company with respect to taxable periods ending on or before the Closing if such action materially increases the Sellers' liability for Taxes for which the Sellers are required to indemnify Buyer or materially reduces any refund or overpayment due to Sellers with respect to Taxes for a period ending on or before the Closing Date.

               (b) Except to the extent required by law, neither Buyer, the Company nor any of its Subsidiaries shall, without the prior written consent of the Sellers, (1) amend any Tax Return filed by, or with respect to, the Company or any of its Subsidiaries for any taxable period, or portion thereof, beginning before the Closing Date, or (ii) carryback any net operating loss, capital loss, excess foreign tax credit, or other similar losses, deductions or credits derived with respect to any period beginning after the Closing Date to any taxable year, or portion thereof, of the Company or any of its Subsidiaries ending on or before the Closing Date.

               Section 6.7  Certain Post-Closing Settlement Payments.

               (a) Buyer's Claiming, Receiving or Using of Refunds and Overpayments. If, after the Closing Date, Buyer or its Subsidiaries (a) receive any refund of Taxes, or (b) apply any overpayment of Taxes with respect to a taxable period ending on or before the Closing (except to the extent reflected in the Company Financial Information as a current asset) which, in either case
(a) and (b), (i) relate to a

Tax paid by the Company or any of its Subsidiaries or (ii) is the subject of indemnification by the Sellers hereunder, Buyer shall promptly pay, or cause to be paid, to the Sellers an amount in aggregate equal to the refund or overpayment (including interest if included in the refund of Taxes) received or applied by Buyer or its Subsidiaries . Buyer agrees to notify the Sellers promptly of both the discovery of a right to claim any such refund or overpayment and the receipt of any such refund or application of any such overpayment. Buyer agrees to claim any such refund or to apply any such overpayment as soon as possible and to furnish to the Sellers all information, records and assistance necessary to verify the amount of the refund or overpayment.

               (b) Subsequent Adjustment. In the event that any Tax refund, benefit or savings described in any clause of this Section 6.7 is subsequently reduced as a result of any adjustment required by any Tax authority, this
Section 6.7 shall be applied, taking into account such reduction. If the Sellers, on the one hand, or Buyer or its Subsidiaries, on the other hand, have paid any amount to the other on the basis of the application of this Section 6.7 prior to such subsequent reduction (a "subsequent event") and the amount due pursuant to this Section 6.7 taking into account such subsequent event is determined to have changed as a result of such subsequent event, the parties agree to make any payment necessary to settle the difference between the amount previously paid and the amount subsequently determined to be due.

               Section 6.8 Assistance and Cooperation. The Sellers and Buyer agree that, after the Closing Time:

               (A) each party shall assist (and cause its Subsidiaries to assist) the other in preparing any Tax Returns which the other is responsible for preparing and filing;

               (B) the parties shall cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns and payments in respect thereof;

               (C) the parties shall make available to each other and to any taxing authority as reasonably requested all relevant books and records relating to Taxes;

               (D) the parties shall provide timely notice to the other in writing of any pending or proposed audits or assessments with respect to Taxes for which the other may have an indemnification obligation under this Agreement;

               (E) the parties shall furnish each other with copies of all relevant correspondence received from any Tax authority in connection with any audit or information request with respect to any Taxes referred to in subsection (D) above; and

               (F) except as otherwise provided herein, the party requesting assistance or cooperation shall bear the other's out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third-party service providers other than attorneys' fees.

               Section 6.9 Maintenance of Books and Records. Until the applicable statute of limitations (including periods of waiver) has run for any Tax Returns filed or required to be filed covering the periods up to and including the Closing Date, Buyer shall retain all books and records in existence on the Closing Date and after the Closing Date will provide the Sellers access to such books and records for inspection and copying by the Sellers and their representatives during normal business hours upon reasonable request and upon reasonable notice solely for the purpose of obtaining information to assist Sellers in settlement of Tax disputes for periods ending on or prior to the Closing Date. After the expiration of such period, no such books and records shall be destroyed by Buyer without first advising the Sellers in writing detailing the contents of any such books and records and giving the Sellers at least 120 days to obtain possession thereof.

               Section 6.10 Characterization of Tax Indemnification. All amounts paid by the Sellers to Buyer or by Buyer to the Sellers pursuant to this Article VI shall be treated as adjustments to the Total Purchase Price for all Tax purposes.

                                   ARTICLE VII

                        CERTAIN COVENANTS AND AGREEMENTS

               Buyer covenants and agrees with each of the Company and each of the Sellers, and the Company and the Sellers covenant and agree with Buyer as follows:

               Section 7.1 Interim Operations. The Company covenants and agrees as to itself and its Subsidiaries and the Sellers covenant and agree (severally and not jointly) that, after the date hereof and prior to the Closing (unless Buyer shall otherwise approve in writing, which approval or disapproval shall not be unreasonably delayed, and except as otherwise expressly contemplated by this Agreement and the Indemnity Escrow Agreement or set forth in the Disclosure Schedule, as the case may be):

               (a) the business of the Company and its Subsidiaries shall be conducted in the Ordinary Course of Business and, to the extent consistent therewith, the Company and its Subsidiaries shall use their respective reasonable best efforts to preserve intact its and its Subsidiaries business organization and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, Employees and business associates;

               (b) the Company and its Subsidiaries shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its Corporate or Subsidiary Organizational Documents, including such documents of its Subsidiaries that are not Significant Subsidiaries, as the case may be; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend or other distribution payable in cash, stock, rights or other securities or property in respect of any capital stock; or (v) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

               (c) neither the Company nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of its capital stock, or any securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, directly or indirectly, any shares of its capital stock of any class or any other property or assets; (ii) other than in the Ordinary Course of Business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; or (iii) make any commitments for, make or authorize any capital expenditures other than in the Ordinary Course of Business or, with respect to capital expenditures not in excess of $300,000 in accordance with the Company's Proposals for Major Expenditures policy, or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity in excess of $500,000 in the aggregate;

               (d) neither the Company nor any of its Subsidiaries shall (i) enter into any covenant not to sue, settle or compromise any material claims or litigation having a value in excess of $500,000 or the Subject Litigation (as defined in Section 10.2(b) hereof); (ii) except in the Ordinary Course of Business, modify, amend or terminate any of the Company Material Contracts; or
(iii) waive, release or assign any material rights or claims having a value in excess of $500,000;

               (e) neither the Company nor any of its Subsidiaries shall (i) make, revoke or amend any Tax election, (ii) execute any waiver of restrictions on assessments or collection of any Tax, (iii) enter into or amend any agreement or settlement with any Tax authority, or (iv) permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the Ordinary Course of Business;

               (f) neither the Company nor any of its Subsidiaries shall knowingly take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect;

               (g) neither the Company nor any of its Subsidiaries shall take any action to increase the compensation of any Employee (except for such compensation increases as are consistent with the Ordinary Course of Business), and neither the Company nor any of its Subsidiaries shall amend any of the Company Compensation and Benefit Plans in a manner which would increase benefits thereunder, except for such amendments as are required by law; and

               (h) neither the Company nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

               Section 7.2  Filings; Other Actions; Notification.

               (a) The Sellers, the Company and Buyer shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all applications, notices, petitions, filings and other documents, and obtaining as promptly as practicable all permits, consents, approvals and authorizations, necessary or advisable to be made to or with or obtained from any third party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Buyer, Sellers and the Company shall have the right to review in advance (or promptly in the case of filings or submissions made prior to the date hereof), and to the extent practicable each will consult the other on, all the information relating to Buyer, Sellers or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company, Sellers and Buyer shall act reasonably and as promptly as practicable.

               (b) The Company, Sellers and Buyer each shall, upon request by the other, as soon as practicable, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any of Buyer and the Company and their respective Subsidiaries, or by or on behalf of any Seller, to any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement.

               (c) The Company, Sellers and Buyer each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Buyer or by the Company or any Seller, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement.

               (d) Without limiting the generality of the undertakings pursuant to this Section 7.2, the Sellers, the Company and Buyer agree to take or cause to be taken the following actions: (i) provide promptly to any and all federal, state, local or foreign court or Government Entity with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; and (ii) take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the transactions contemplated by this Agreement, any and all commercially reasonable steps, including, if commercially reasonable, the appeal thereof, necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

               (e) Each of the Sellers identified in Annex A, severally and not jointly, covenants and agrees with the Company and Buyer to use its best efforts to cooperate with the Company and Buyer in the preparation and filing of such notices and other documentation with, and in obtaining any such consent or approval from, any Governmental Entity as may be necessary to be filed or obtained under the HSR Act and similar acts, regulations or provisions of foreign governments in order to consummate the sale of such Seller's Shares to Buyer as contemplated herein, in each case as soon as practicable.

               Section 7.3  Access and Information.

               Between the date of this Agreement and the Closing Date, upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause its Subsidiaries to) afford Buyer's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours, to its Employees, officers, counsel, accountants and other representatives and advisors, and its properties, books, contracts and records and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to Buyer all information concerning its business, properties and personnel as may reasonably be requested in connection with the Company, its Subsidiaries and the transactions contemplated by this Agreement; provided that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality; provided further that the Company shall use reasonable efforts to obtain the consent of such third party to such inspection or disclosure. Except as is specifically provided in Section 10.1(b) hereof, no investigation pursuant to this Section 7.3 shall affect or be deemed to modify any representation or warranty made by the Company or Sellers. All requests for information made pursuant to this Section 7.3 shall be directed to an executive officer of the Company or such Person as may be designated by its officers.

               Section 7.4  Employee Benefits.

               (a) Buyer shall maintain until December 31, 1998, employee compensation and benefit plans, programs, and policies for Employees that are no less favorable, in the aggregate, to either (i) employee compensation and benefit plans, programs, and policies for other employees of Buyer offered by the Buyer from time to time or (ii) the Company's current employee compensation and benefit plans, programs, and policies. Notwithstanding the foregoing aggregation, until December 31, 1998, Buyer will continue to provide severance benefits in the amounts and according to the eligibility criteria specified in the Company's severance policy; provided, however, that Buyer may provide such benefits through its own severance pay plan to the extent that such plan is no less favorable, in the aggregate, than the Company's severance policy, in the aggregate; and

CONFIDENTIAL TREATMENT REQUESTED
--------------------------------

The asterisked portions of this document have been omitted and are filed separately with the Commission.



provided, further, that Buyer shall not be obligated to provide severance benefits to (1) any Employee who obtains employment with a successor employer as a result of a corporate transaction, (2) any Employee who is entitled to severance, salary continuation or similar payments under a contract entered into between the Employee and the Company (including, but not limited to, change in control severance agreements), (3) any employee who is terminated for gross misconduct in connection with his employment, and (4) any non-U.S. Employee who is entitled to severance, salary continuation or similar payments under applicable foreign law. Buyer agrees to honor all Company Compensation and Benefit Plans pursuant to their terms, including without limitation the Company's change in control severance agreements and the Company's Special Incentive Plan including the Sharing Bonus Plan contemplated thereby (the "Special Incentive Plan"), and to ensure that a full allocation of the "pool" under the Special Incentive Plan is made to Employees. With respect to the Special Incentive Plan and the Sharing Bonus Plan, Buyer shall cause the Company to make all payments thereunder pursuant to its terms without amendment or modification thereof unless in respect of a payment to any particular participant in the Special Incentive Plan such participant shall agree to any such amendment or modification. Sellers recognize and will use their reasonable best efforts consistent with the terms of the Special Incentive Plan to encourage essential managers of the Company and its Subsidiaries to remain to ensure an orderly transition for the long-term success of the combined organization of the Buyer and the Company. *******************************
*******************************************************************************
*****************************************************************************
*************************************************************************
********************************************************************************
******************************************************************************
****************************************************************************
********************************************************************************
*****************************************************************************
**************** Employees who continue employment shall be given credit for all service with the Company or any Subsidiary (or service credited by the Company or any Subsidiary for similar plans, programs or policies) under (i) all employee benefit and fringe benefit plans, programs and policies of the Company or Buyer in which they become participants for purposes of eligibility, vesting and benefit accrual (other than benefit accrual under tax qualified defined benefit plans) and (ii) severance plans for purposes of calculating the amount of each such Employee's severance benefits.

               (b) If Employees become eligible to participate in a medical, dental or health plan of Buyer or its Affiliates, Buyer shall cause such plan to
(i) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company or any Company Subsidiary (the "Company Welfare Plans") and (ii) honor any deductible and out-of-pocket expenses incurred by the Employees and their beneficiaries under the Company Welfare Plans during the portion of 1997 preceding the Closing. If Employees become eligible to participate in a group term life insurance plan maintained by Buyer or its Affiliates, Buyer shall cause such plan to waive any medical certification for such Employees up to the amount of coverage the Employees had under the life insurance plan of the Company or any Company Subsidiary (but subject to any limits on the maximum amount of coverage under Buyer's life insurance plan).

               (c) Sellers, the Company and Buyer acknowledge and agree that upon the Closing a "change in control" of the Company shall have occurred for purposes of the Company'schange in control severance agreements, the Special IncentivePlan, the Company's Long-Term Incentive Plan and the Company's Supplemental Executive Retirement Plan. The Company and Sellers shall cooperate in good faith in connection with any effort by Buyer to obtain noncompetition agreements with certain key Employees of the Company to be identified by Buyer.

               (d) Effective as of the Closing Date, each of the Sellers, for itself and on behalf of each of its beneficiaries, hereby waives and releases the Company and its Subsidiaries from any claims they may have against the Company or any such Subsidiary arising in such Seller's capacity as a stockholder of the Company.

               (e) Immediately prior to the Closing, the Company shall cease, and shall cause its employee benefit plans to cease, providing any health insurance or other benefits to any employees of the Plantation Yacht Harbor Motel ("PYHM"). Buyer and its employee benefit plans shall not be obligated to provide health insurance or other benefits to any employees of the Plantation Yacht Harbor Motel.

               (f) Neither the provisions of this Section 7.4, nor this Agreement in general, are intended to confer any rights or remedies upon any Employees, any former employee, or any other agent or representative of the Company or any of its Subsidiaries, or any of their beneficiaries or dependents.

               Section 7.5   Retention of Books and Records.

               (a) Buyer shall retain, and cause the Company and each Company Subsidiary to retain, all books and records relating to the benefit plans, accounting or legal matters prior to the Closing for six (6) years from the date hereof. Sellers shall have the right during business hours, upon reasonable notice to Buyer or the Company, to access, inspect and make copies of any such records reasonably necessary to the Sellers in connection with the enforcement of their rights and the performance of their obligations under this Agreement and the Indemnity Escrow Agreement.

               (b) Subject to Section 11.3 hereof, Sellers may retain (i) one photocopy of the materials included in the data room organized by the Company in connection with the purchase and sale of the Shares, together with a copy of all documents referred to in such materials, (ii) photocopies of all internal correspondence and memoranda, valuations, investment banking presentations and bids received from others in connection with the sale of the Shares, (iii) photocopies of all consolidating and consolidated financial information and all other accounting records prepared or used in connection with the preparation of the Company Financial Information and (iv) photocopies of all other books and records that the Sellers deem necessary or important in connection with the enforcement of any of their rights or the performance of any of their obligations under this Agreement. All original documents of whatever kind or nature and all books and records relating to the Company and each Company Subsidiary shall be delivered to Buyer; by way of example only and not limitation, such books and records shall include all environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or relating to, the Company or any Company Subsidiary or relating to any of the properties owned or used by the Company or any Company Subsidiary.

               (c) Notwithstanding Section 7.5(a) hereof, after the Closing, Buyer shall maintain all books and records related to any Tax Returns in accordance with Section 6.9 hereof.

               Section 7.6 Publicity. The initial press release regarding the transactions contemplated by this Agreement shall be a joint press release issued by the Company and Buyer, provided, however, that the Company shall be able to inform its Employees or any works council representing any such Employees of the transactions contemplated by this Agreement immediately prior to the issuance of such initial press release. Thereafter, the Company and Buyer shall each consult with the other prior to issuing any press release or otherwise making a public announcement with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party or Governmental Entity (including any securities exchange) with respect to such transactions, except to the extent that any such issuance, announcement or filing is required by Law (or by obligation pursuant to any listing agreement with or rule of any national securities exchange).

               Section 7.7 Expenses. Whether or not the transactions contemplated hereby are consummated, costs and expenses (including fees and expenses of counsel and financial advisors) incurred in connection with such transactions (i) if incurred by the Company or any Seller shall be paid by the Company; provided, that if the Closing occurs such expenses shall not exceed $15,000,000 and (ii) if incurred by Buyer, by Buyer. Notwithstanding the foregoing, Buyer shall pay the full amount of the HSR Filing fee. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

               Section 7.8 Plant Closings. (a) Buyer shall not, and shall cause the Company and each Company Subsidiary not to, at any time prior to the 61st day following the Closing Date, without fully complying with the notice and other requirements of the WARN Act, effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Company or any Company Subsidiary, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment of the Company or any Company Subsidiary. If Buyer takes any action within 180 days after the Closing Date which independently, or in connection with any reduction in the size of the Company's work force occurring within the ninety day period prior to the Closing Date, could be construed as a "plant closing" or "mass layoff," as those terms are defined in the WARN Act, Buyer shall be solely responsible for providing any notice required by the WARN Act and for making payments, if any, and paying all penalties and costs, if any, which may result from any failure to provide such notice. In connection with any reduction of the Company's non-U.S. Employees, Buyer shall be solely responsible for providing any notice required by any applicable law of any foreign jurisdiction that is similar in intent, scope or purpose to the WARN Act and for making payments, if any, and paying all penalties and costs, if any, which may result from any failure to provide such notice.

               (b) Buyer agrees to maintain, for at least two (2) years after the Closing Date, a significant presence in Dade County, Florida through the continuing conduct of the Company's business.

               Section 7.9 Escrow Agreements. At the Closing, Buyer, Sellers and the escrow agent (the "Escrow Agent") shall enter into an escrow agreement substantially in the form of Exhibit 7.9 hereto (the "Indemnity Escrow Agreement"). Buyer shall designate the Escrow Agent subject to deposited by approval which shall not be unreasonably withheld. At the Closing, Buyer will deliver an amount equal to $50,000,000 in cash to be deposited in an account funded by Sellers as provided below with the Escrow Agent in accordance with the terms of the Indemnity Escrow Agreement. The Escrow Fund shall secure certain obligations of the Sellers pursuant to this Agreement. As is set forth with more particularity in the Indemnity Escrow Agreement, the Escrow Agent shall distribute to the Sellers one-half (1/2) of the amount of the Escrow Fund on the second anniversary of the Closing Date, less any amounts reserved pursuant to
Section 3(b) of the Indemnity Escrow Agreement, and shall distribute to the Sellers the remaining amount of the Escrow Fund on the third anniversary of the Closing Date, less any amounts reserved pursuant to Section 3(b) of the Indemnity Escrow Agreement, and subject to asserted claims for indemnification, it will thereafter release the Escrow Fund to the Sellers. Interests in the Escrow Fund will be attributed ratably to each Seller in an amount equal to such Seller's proportionate interest in the Total Purchase Price. In respect of the cash deposited in the Escrow Fund, the amount of the Total Purchase Price deliverable hereunder to each Seller will be reduced by the amount to be deposited by

Buyer with the Escrow Agent as part of the Escrow Fund, in each case as such amounts are set forth on Annex A.

               Section 7.10 Quarterly Financial Statements. Not later than 45 days after the end of any fiscal quarter, unless the Closing shall have occurred, the Company will provide to Buyer the balance sheet, statement of income, changes in stockholders' equity and statement of cash flows for such fiscal quarter. Such quarterly financial statements will be prepared in accordance with GAAP applied on a basis consistent with the Company Financial Information, and will present fairly, the consolidated financial position of the Company and its Subsidiaries as of last day of such quarter, and the consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for the quarter then ended.

               Section 7.11 Consents to Assignment. After the date hereof, and prior to the Closing Date, the Sellers and the Company will use reasonable efforts to cooperate with the Buyer to attempt to secure the agreement of the counterparties to the Company's Material Contracts that require consents to continue such Company Material Contracts following the Closing.

               Section 7.12 Certain Deliveries at Closing. Prior to the Closing Date, the Sellers shall deliver to the Buyer a list of all of the Company's and its Subsidiaries': (i) real property leases and the location of each subject parcel of real property; (ii) mortgage loans outstanding on the Company Owned Real Property; and (iii) personal property leases for individual items of personal property having a value in excess of $100,000.

               Section 7.13 Use and Ownership of "Coulter" Name. Prior to the Closing Date, the Sellers, the Company, Coulter Pharmaceutical, Inc. and Coulter Cellular Therapies, Inc. shall have entered into an intellectual property agreement among them with respect to the "Coulter" name (and variants thereof), which agreement shall provide that: (a) the ownership of that name is vested in the Company and will remain so vested after the Closing; (b) Coulter Pharmaceutical, Inc. and Coulter Cellular Therapies, Inc. shall receive a perpetual, royalty-free license from the Company to use that name in their respective operations following the Closing; provided, that such name may not be used by either of those entities in association with any business or operations competitive to the businesses or operations of Buyer, the Company and their respective Subsidiaries; and (c) without limiting the provisions of the Non-Competition Agreements, none of the Sellers may use that name in association with any business or operation competitive to the businesses or operation of Buyer, the Company or their respective Subsidiaries.

               Section 7.14 Name Change. Buyer has informed the Sellers that its Board of Directors has determined to change the name of Buyer to Beckman/Coulter, Inc., or a name substantially identical to Beckman/Coulter, Inc., and agrees with the Sellers that at the first annual meeting of its shareholders which follows the Closing Date, it will recommend and propose such name change to its shareholders and use its commercially reasonable efforts to cause such name change to be approved by its shareholders.

               Section 7.15 PYHM Arrangements. At or prior to Closing, the Sellers will cause the Company and PYHM to terminate or settle all guarantees, loans or other such financial commitments between the Company on the one hand and PYHM on the other hand. At closing, the Company shall enter into a transition services agreement with PYHM pursuant to which the Company will continue to provide the services currently being provided to PYHM until the earliest practicable date by which PYHM can make alternative arrangements for such services; provided, that the term of such transition services agreement shall not be longer than six months.

               Section 7.16 Further Assurances. At any time and from time to time after the Closing Date, the parties hereto agree to (a) furnish upon request to each other such further assurances, information, documents, instruments of transfer or assignment, files and books and records, (b) promptly execute, acknowledge, and deliver any such further assurances, documents, instruments of transfer or assignment, files and books and records, and (c) do all such further acts and things, all as such other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein. In connection with any subsequent public filings or securities offerings that Buyer may do that include a description of or financials with respect to the operations of the Company, Sellers will use their best efforts to cause the auditors of the Company to cooperate with Buyer in all respects including, but not limited to, encouraging them to provide customary comfort letters with respect to the audits they have conducted.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

               Section 8.1 Conditions to Each Sale and Purchase Obligation. The obligation of each Seller to sell his Shares, and the obligation of Buyer to purchase such Seller's Shares, are subject to the satisfaction or waiver at or prior to the Closing Time of each of the following conditions:

               (a) Regulatory Consents. All waiting periods applicable under the HSR Act or pursuant to the applicable law enforced by or rules and regulations of any Government Antitrust Entity to the consummation of the sales of the Total Shares shall have expired or been terminated. In addition, all filings required by Law to be made prior to the Closing Time by the Company or Buyer or any of their respective Subsidiaries or by any Seller with, and all consents, approvals and authorizations required by Law to be obtained prior to the Closing Time by the Company or Buyer or any of their respective Subsidiaries or by any Seller from, any Governmental Entity (collectively, "Governmental Consents") in order to consummate the sales of the Total Shares shall have been made or obtained (as the case may be), except where the failure to obtain any such Governmental Consents, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or Buyer or materially impair the ability of Buyer or Sellers or the Company to consummate the transactions contemplated by this Agreement or provide a reasonable basis to conclude that the parties hereto or any of their respective Representatives would be subject to the risk of criminal liability if the sales of the Total Shares were consummated.

               (b) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this

Agreement and the Indemnity Escrow Agreement (collectively, an "Order").

               Section 8.2 Conditions to Each Purchase Obligation. The obligation of Buyer to purchase the Shares of all the Sellers is also subject to the satisfaction or waiver by Buyer prior to the Closing Time of the following conditions:

               (a) Representations and Warranties. The representations and warranties of the Sellers with regard to the Company set forth in Article III hereof and the representations and warranties of the Sellers set forth in
Article IV hereof that are qualified by materiality shall be true and correct as of the date of this Agreement and as of the Closing Time as though made on and as of the Closing Time (except to the extent any such representation or warranty expressly speaks as of an earlier time) and the representations and warranties of the Sellers on behalf of the Company set forth in Article III hereof and the representations and warranties of the Sellers set forth in Article IV hereof that are not qualified by materiality shall be true and correct as of the date of this Agreement and as of the Closing Time (except to the extent any such representation or warranty expressly speaks as of an earlier time), except for such failures to be so true and correct which have not had, or are not reasonably likely to have, a Material Adverse Effect on the Company, and Buyer shall have received a certificate signed on behalf of the Sellers by the Sellers' Assignees and on behalf of the Company by an Executive Vice President of the Company and dated as of the Closing Date to such effect with respect to the Seller's representations and warranties in Article III and Article IV hereof.

               (b) Performance of Obligations. The Company and the Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Time, and Buyer shall have received a certificate signed on behalf of the Company by an Executive Vice President of the Company and dated as of the Closing Date to such effect with respect to the Company's obligations and from the Sellers.

               (c) Receipt of Shares. Buyer shall have received from Sellers a certificate or certificates evidencing all of the then issued and outstanding Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all signatures guaranteed and with any requisite stock transfer tax stamps properly affixed thereto. There shall not have been made by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company or any Company Subsidiary, or (ii) is entitled to all or any portion of the Total Purchase Price payable for the Shares.

               (d) The Joseph R. Coulter Jr. Trust shall have obtained a certificate of release from the Federal Government and a similar release document from the State of Florida such that the trust shall be released from all Federal and State of Florida estate tax liens to which the Shares owned by the trust are or may be subject.

               (e) Each Seller shall have furnished to Buyer an affidavit stating, under penalty of perjury, such Seller's United States taxpayer identification number and that Seller is not a foreign person pursuant to section 1445(b)(2) of the Code.

               (f) Buyer shall have received from Wallace H. Coulter, Joseph R. Coulter III and Laura G. Coulter-Jones signed copies of a noncompete agreement including customary terms and providing for a term of three (3) years.

               Section 8.3 Conditions to each Seller's Obligation. The obligation of each Seller to sell its Shares is also subject to the satisfaction or waiver prior to the Closing Time of the following conditions:

               (a) Representations and Warranties. The representations and warranties of Buyer set forth in Article V that are qualified by materiality shall be true and correct as of the date of this Agreement and as of the Closing Time as though made on and as of the Closing Time (except to the extent any such representation and warranty expressly speaks as of an earlier time) and the representations and warranties of Buyer set forth in Article V hereof that are not qualified by materiality shall be true and correct as of the date of this Agreement and as of the Closing Time (except to the extent any such representation or warranty expressly speaks as of an earlier time), except for such failures to be so true and correct which have not had, or are not reasonably likely to have, a Material

Adverse Effect on the Buyer, and the Sellers shall have received a certificate signed on behalf of Buyer by the Chief Financial Officer of Buyer and dated as of the Closing Date to such effect.

               (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Indemnity Escrow Agreement at or prior to the Closing Time, and the Sellers shall have received a certificate signed on behalf of Buyer by the Chief Financial Officer of Buyer and dated as of the Closing Date to such effect.

               (c) Receipt of Total Purchase Price. The Sellers shall have received from Buyer payment of the Total Purchase Price in the amount and proportion required to be made pursuant to Section 2.1 hereof.


                                   ARTICLE IX

                                   TERMINATION

               Section 9.1 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement and the transactions contemplated herein may, by written notice given at any time prior to the Closing, be terminated:

               (a) by Buyer and the Sellers, upon the mutual written consent of both Buyer and the Sellers;

               (b) by either Buyer or the Sellers, without liability to the terminating party on account of such termination if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to fully comply with its obligations hereunder) on or before December 31, 1997; provided, that if the Company and/or Buyer shall receive a request for additional information from any Governmental Antitrust Entity such date shall be extended to March 31, 1998; and

               (c) by either Buyer or the Sellers, if any Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Order, or taken any other action restraining, enjoining or otherwise prohibiting the sales of the Shares or the consummation of the Indemnity Escrow Agreement contemplated herein and such Order or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any party that has failed to fully comply with its obligations hereunder, including its obligation under Section
        7.2 hereof, in any manner that shall have proximately contributed to the occurrence of such Order.

               Section 9.2 Termination by the Sellers. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned by action of the Sellers at any time before the Closing if there has been a material breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 15 days after written notice of such breach is given by the Sellers to the party committing such breach; provided, however, that termination pursuant to this Section 9.2 shall not relieve the breaching party of liability for such breach or otherwise.

               Section 9.3 Termination by Buyer. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned by Buyer at any time before the Closing if there has been a material breach by the Sellers or the Company (considered as a whole) of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 15 days after written notice of such breach is given by Buyer to the Company or Sellers, as the case may be, committing such breach; provided, however, that termination pursuant to this Section 9.3 shall not relieve the breaching party of liability for such breach or otherwise.

               Section 9.4 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the transactions contemplated by this Agreement pursuant to this Article IX, this Agreement (other than as set forth in Section 11.12 hereof) shall become void and of no effect and no party hereto (or any of their respective Representatives or stockholders) shall have any liability or further obligation to any other party hereto, except as provided in this Section 9.4; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to fully comply with its obligations under this Agreement, the terminating party's rights to pursue all legal remedies will survive such termination unimpaired.


                                    ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

               Section 10.1 Survival of Representations, Warranties, Covenants and Agreements; Knowledge of Breach. (a) Subject to the proviso hereafter and notwithstanding any otherwise applicable statute of limitations, the representations and warranties included or provided for herein shall survive the Closing until the second anniversary of the Closing Date; provided, however, that any representation or warranty contained in Article IV hereof and all claims and causes of action with respect thereto shall survive forever, any representations and warranties contained in Sections 3.2, 3.4, 3.13 and 3.19 shall survive until the expiration of the applicable statute of limitations including any waivers or extensions thereof, and any representations and warranties contained in Section 3.16 and all claims and causes of action with respect thereto shall survive for three (3) years from the Closing Date. The covenants and other agreements of the Buyer and Seller contained in this Agreement shall survive the Closing until the date or dates specified therein or the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters, whichever is later (it being understood that any covenant or agreement contained in Articles II, IV and VI hereof shall survive the Closing until the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters). Except with respect to the representations, warranties, covenants or agreements contained in Article II, Sections 3.2, 3.4, 3.19, Article IV, Article VI and the proviso in the first sentence of Section
7.7 hereof (as to which the Cap and the Deductible shall not apply) and Section
3.13 (as to which the Deductible shall not apply), in no event shall Buyer be liable to Sellers or Sellers be liable to Buyer, as the case may be, for any breach of the representations, warranties, covenants and agreements included or provided for herein or in any schedule or certificate or other document delivered pursuant to this Agreement, unless and until all claims for which damages are recoverable hereunder by Buyer or Seller, as the case may be, exceed $10,000,000 (the "Deductible"), in which case Buyer or Seller, as the case may be, shall be entitled to damages in the amount up to $60,000,000 in the aggregate (inclusive of any claims which are covered in whole or in part by the Deductible)(the "Cap"); provided, however, that Buyer or Seller, as the case may be, shall (subject to the exceptions provided herein) be liable only in respect of recoverable damages for claims that exceed the Deductible and are less than the Cap; provided, further, that exclusively for purposes of this Article X, in determining whether there is a breach of, or action or state of facts inconsistent with, any representation or warranty, each such representation shall be read without regard to any terms such as "material", "materiality" and "Material Adverse Effect", but no breach of any such representation or warranty shall be deemed to have occurred unless the actual losses or damages incurred as a result thereof is in excess of $1,000,000 (the "Damage Threshold") (other than a representation or warranty contained in Section 3.13 as to which the Damage Threshold shall not apply) for each individual proven actual loss or damage incurred (or group of actual losses or damages incurred arising from the same event, condition or course of conduct) for which indemnification is being sought (whether or not such claim is being made against the Deductible). The termination of any representation, warranty, covenant or agreement as provided above shall not affect the rights of a Person seeking the recovery of Damages hereunder in respect of any claims made by such Person prior to the expiration of the applicable survival period provided herein (or the appropriate statute of limitations period, as applicable).

               (b) No party hereto shall be deemed to have breached any representation, warranty, covenant or agreement if (i) such party shall have notified the other parties hereto in writing, not less than 3 Business Days prior to the Closing Date (except that with respect to any facts and circumstances which become known after 3 Business Days prior to the Closing Date, notice shall be deemed timely if given as promptly as practicable), of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of or inaccuracy in, such representation, warranty, covenant or agreement, specifically referring to the provisions of this Agreement so breached or rendered inaccurate, and (ii) such other parties have permitted the Closing to occur and, for

CONFIDENTIAL TREATMENT REQUESTED
--------------------------------

The asterisked portions of this document have been omitted and are filed separately with the Commission.



purposes of this Agreement, are thereby deemed to have waived such breach or inaccuracy; provided, however, that a disclosure pursuant to this Section 10.1(b) shall not prejudice the rights of the parties pursuant to Article VIII hereof not to consummate the transactions contemplated by this Agreement or to recover Damages incurred as a result of such breach or inaccuracy.

               Section 10.2  Indemnification.

               (a) For a period commencing on the Closing Date and ending, as the case may be, upon the expiration of the periods specified in Section 10.1(a) hereof, Sellers on the one hand, or Buyer, on the other hand (the "Indemnifying Party"), shall, subject to the limitations set forth in Sections 10.1(a) and 10.1(b) hereof, indemnify respectively Buyer, on the one hand, or Sellers, on the other hand, as the case may be (the "Indemnified Party"), against and in respect of all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses incurred in investigating, preparing or defending any claims covered hereby) ("Damages") sustained or incurred by the Buyer or the Sellers or any of their respective Subsidiaries, directors and Representatives arising out of any breaches of the Indemnifying Party's or the Company's representations, warranties, covenants and agreements set forth in this Agreement. Any payments pursuant to this Section 10.2 shall be treated as an adjustment to the Total Purchase Price for all Tax purposes.

               (b) In addition to the indemnification provided for in Section 10.2(a) hereof, Sellers shall indemnify Buyer and the Company against and in respect of all Damages sustained or incurred or arising out of that certain
*******************************************************************************
******************************************************************************
********************************************************************************
*************************************** that is described in *******************
*******************; provided, that in no event shall the Sellers be liable to Buyer or the Company, as the case may be, in respect of the indemnity provided for in this Section 10.2(b) (A) unless and until all claims for Damages which are recoverable under this Section 10.2(b) (i) exceed $5,000,000 (the "Special Deductible") and (ii) exceed, when taken together with all other applicable indemnification obligations of the Company, the Deductible and (B) to the extent that any such claims for Damages exceed the Cap; provided, further, **********

CONFIDENTIAL TREATMENT REQUESTED
--------------------------------

The asterisked portions of this document have been omitted and are filed separately with the Commission.


********************************************************************* during and for such times as the Sellers are not liable for Damages under this Section 10.2(b) on account of the Special Deductible or the Deductible not having been exceeded or the Cap having been exceeded. The indemnity provided in this Section 10.2(b) shall survive until sixty (60) days after ******************************
*************************** or 60 days after ***********************************
********************************************************************************
****************************************************************.

               (c) In addition to the indemnification provided for in Sections 10.2(a) and 10.2(b) hereof, Sellers shall indemnify Buyer or the Company against and in respect of (i) environmental liabilities sustained or incurred or resulting from any heavy metal soil contamination at the Company's printed circuit lab facility located at 1130-40 West 23rd Street, Hialeah, Florida and
(ii) any groundwater contamination caused by the underground storage tanks located (A) between buildings 4 and 5 of the Coulter Technology Center at 11800 S.W. 147th Ave., Miami, Florida; (B) at the Company's Education Center located at 14175 N.W. 60th Avenue, Miami Lakes, Florida; and (C) the Immunotech facility in Marseilles, France, each of which items is disclosed in Section 3.16 to the Disclosure Schedule; provided, that in no event shall the Sellers be liable to Buyer or the Company, as the case may be, in respect of the indemnity provided for in this Section 10.2(c) (X) unless and until all claims which are recoverable under this Section 10.2(c) exceed, when taken together with all other applicable indemnification obligations of the Company, the Deductible and
(Y) to the extent that any such claims for Damages exceed the Cap. The indemnity provided in this Section 10.2(c) shall survive until the third anniversary of the Closing Date, and claims may be made under this Section 10.2(c) until such third anniversary of the Closing Date.

               (d) Each of the Sellers for itself on behalf of its beneficiaries releases and waives any right of indemnity and contribution from the Company and its Subsidiaries.

               (e) Subject to the exceptions which follow, the indemnity provided herein as it relates to this Agreement and the transactions contemplated by this Agreement shall be the sole and exclusive remedy of the parties hereto, their

Affiliates, successors and assigns with respect to any and all claims for Damages sustained or incurred arising out of this Agreement and the transactions contemplated by this Agreement, except for (i) the right of the parties hereto to seek specific performance of the Indemnity Escrow Agreement, the Noncompetition Agreements and the obligations set forth in Article II, Sections 7.4, 7.5, 7.8 and 7.9 of this Agreement. Any and all amounts applied to the Deductible or payments to Buyer hereunder in respect of any Damages shall be deducted from the Cap and Buyer's sole recourse to the Sellers hereunder shall be to the cash deposited in the Escrow Fund pursuant to Section 7.9 hereof, except for (i) claims with respect to breaches of the representations, warranties, covenants and agreements set forth in Articles II, IV and VI hereof, Sections 3.2, 3.4 and 3.19 hereof and the proviso in the first sentence of
Section 7.7 hereof, with respect to which Buyer's first recourse shall be to the cash deposited in such Escrow Fund and thereafter shall be to the Sellers directly and (ii) claims with respect to Section 6.1(a) hereof, with respect to which Buyer's only recourse shall be the Joseph R. Coulter, Jr. Trust directly.

               Section 10.3 Method of Asserting Claims, etc. All claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 10.3. In the event that any written claim or demand for which an Indemnifying Party could be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party (a "Third Party Claim"), such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not in any manner prejudice the right of the Indemnified Party to indemnification to the fullest extent provided hereunder) (the "Third Party Claim Notice") and in the event that an Indemnified Party shall assert a claim for indemnity under this Article X, not including a third party claim, the Indemnified Party shall notify the Indemnifying Party promptly following its discovery of the facts or circumstances giving rise thereto (together, with a Third Party Claim Notice, a "Claim Notice"); provided, that no such notice need be provided to an Indemnifying Party if the Deductible has not been exceeded and will not be exceeded by such claim or demand; and provided, further, that the failure to notify on the part of the Indemnified Party in the manner set forth herein shall not foreclose any rights otherwise available to such Indemnified Party hereunder, except to the extent that the Indemnifying Party is prejudiced by such failure to notify. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Third Party Claim Notice (except that such a period shall be decreased to a time 10 days before a scheduled appearance date in a litigated matter) (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand, which it shall not be entitled to do until the Deductible (if applicable) is exceeded. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such expenses shall be a liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 10.1 hereof. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, which it shall not be entitled to do until the Deductible (if applicable) is exceeded and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and by counsel reasonably acceptable to the Indemnified Party. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party, which consent shall not be unreasonably denied or delayed. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in a settlement agreement or the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of, mandate the exchange or licensing of intellectual property by, or which would otherwise have a Material Adverse Effect on, the Indemnified Party or any subsidiary or Affiliate thereof. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion of any such claim or demand as to which such defense is unsuccessful (and all reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section
10.1 hereof. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give to the Indemnifying Party and its counsel reasonable access to all business records and other documents relevant to such defense or settlement, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its reasonable best efforts in the defense of all such claims, and in connection therewith shall be entitled to reimbursement by the Indemnifying Party of expenses directly related to efforts undertaken at the specific request of the Indemnifying Party. All actions to be taken by any of the Sellers hereunder shall be taken in accordance with Section 2.3 hereof.

               Section 10.4 Tax Indemnification. To the extent the procedures relating to Taxes in Article VI hereof are more specific to or in conflict with the indemnification procedures in Section 10.3 hereof, the Article VI procedures shall govern any claim for indemnification which relates to any Taxes or Tax Returns.


                                   ARTICLE XI

                                  MISCELLANEOUS

               Section 11.1 Modification or Amendment. This Agreement may be modified or amended only by written agreement executed and delivered by the Sellers, Company and Buyer. Any such modification or amendment shall be binding on all parties hereto.

               Section 11.2 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the sales of Shares are for the sole benefit of such party. Such conditions may be waived only by the Sellers, with respect to any condition to the Sellers' obligations, or by Buyer, with respect to any condition to its obligations, in whole or in part to the extent permitted by applicable law.

               Section 11.3 Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as is permitted in the following sentence, may not be assigned by either party without the prior written consent of the other party hereto. So long as Buyer shall agree to continue to be bound hereby and fully liable for all its obligations hereunder, Buyer may assign its rights hereunder to a wholly owned Subsidiary of Buyer.

               Section 11.4 Entire Agreement. This Agreement, the other agreements referred to herein, and the Confidentiality Agreement, dated as of April 28, 1997, between the Company and Buyer (the "Confidentiality Agreement") constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both oral and written, among the parties hereto with respect to the subject matter hereof.

               Section 11.5 Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               Section 11.6 Obligations of Buyer and of the Company. Whenever this Agreement requires a Subsidiary of Buyer to take any action, such requirement shall be deemed to include an undertaking on the part of Buyer to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action.

               Section 11.7 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

               Section 11.8 Section Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               Section 11.9 Notices. Any notice, request, instruction or other document to be given hereunder by any party (or other Person referred to herein) shall be deemed given if in writing and delivered personally or sent by facsimile (if a facsimile number for the intended recipient is provided in this Section or in a notice given as provided in this Section), by registered or certified mail (return receipt requested) or by national courier service:

               (a)    if to the Company, to:

                      Coulter Corporation
                      Coulter Technology Center
                      11800 Southwest 147th Avenue
                      Miami, Florida  33196-2500
                      Telephone: (305) 380-5000
                      Facsimile: (305) 380-8312

                      Attention: All Executive Vice Presidents

                      With a copy (prior to the Closing) to:

                      Sullivan & Cromwell
                      125 Broad Street
                      New York, New York 10004
                      Attention: Francis J. Aquila
                      Telephone:  212-558-4000
                      Facsimile:  212-558-3588

               (b)    if to any Seller, to:

                      The address specified for such Seller in Annex C

                      With a copy to:

                      Sullivan & Cromwell
                      125 Broad Street
                      New York, New York 10004
                      Attention: Francis J. Aquila
                      Telephone:  212-558-4000
                      Facsimile:  212-558-3588

               (c)    if to Buyer, to:

                      Beckman Instruments, Inc.
                      2500 Harbor Boulevard
                      Fullerton, California  92834
                      Attention:  President

                      With a copy to:

                      Beckman Instruments, Inc.
                      2500 Harbor Boulevard
                      Fullerton, California  92834
                      Attention:  General Counsel
                      Facsimile:  (714) 773-7936

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice given by mail, national courier service or telegram shall be effective when received. Any notice given by facsimile shall be effective when the appropriate facsimile answerback is received.

               SECTION 11.10 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF
LAWS THEREOF. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America located in The Borough of Manhattan, The City of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.9 hereof or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

               (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

               Section 11.11 Severability. The provisions of this Agreement shall be deemed severable and, to the fullest extent permitted by applicable law, the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable, then, to the fullest extent permitted by applicable law, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

               Section 11.12 Survival Following Termination This Article XI, the agreements contained in Section 7.7 hereof (Expenses), Section 9.4 hereof (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement pursuant to Article IX hereof.

               Section 11.13 Confidentiality. Sellers on behalf of themselves and their trustees, employees, attorneys, auditors, bankers, advisors and consultants (jointly "Sellers' Representatives") agree to and shall maintain in confidence and not use, except for purposes specifically authorized by this Agreement, any information obtained from the Company or any of its Subsidiaries subsequent to the Closing Date. Sellers agree to and shall be liable for any unauthorized disclosure or use of such information by Sellers or the Sellers' Representatives.

               Section 11.14 Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, none of Sellers nor any of the Sellers' Representatives shall take any action to, directly or indirectly, encourage, initiate, respond to inquiries or engage in discussions or negotiations with, or provide any information to, any person, other than Buyer and its representatives, concerning any purchase of the stock of the Company or any of its subsidiaries or any merger, sale of substantial assets or similar transaction involving the Company or any of its subsidiaries.

               Section 11.15 Disclosure Schedule. The Disclosure Schedule attached as Annex B is incorporated by reference in this Agreement and shall form a part hereof as though set forth in full herein. If a disclosure is made in one Section of the Disclosure Schedule, such disclosure will be deemed to have been made also in any other Section of the Disclosure Schedule to the extent that either (a) the relevance of such disclosure to such other Section or Sections is reasonably apparent based upon the nature of the disclosure or the description of the particular item in the Disclosure Schedule, or (b) there is a specific cross-reference to such other Section or Sections as set forth in
Section 11.15 of the Disclosure Schedule hereto. The fact that any item or information has been included in the Disclosure Schedule shall not be construed to establish, in whole or in part, any standard of materiality, including any standard of what constitutes a Material Adverse Effect, for purposes of the Disclosure Schedule or this Agreement.

               IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                             COULTER CORPORATION


                             By:    /s/ LAURA COULTER-JONES
                                -----------------------------------
                                Name:  Laura Coulter-Jones
                                Title: Executive Vice President


                             By:    /s/ SUE VAN
                                -----------------------------------
                                Name:  Sue Van
                                Title: Executive Vice President


                             By:    /s/ J. R. COULTER III
                                -----------------------------------
                                Name:  Joseph R. Coulter III
                                Title: Executive Vice President



                             THE WALLACE H. COULTER CHARITABLE
                             REMAINDER TRUST UAD 5/23/97


                             By: /s/ SUE VAN
                                -----------------------------------
                                Name:  Sue Van
                                Title: Trustee

                             THE JOSEPH R. COULTER, JR. TRUST
                             UAD 8/2/93


                             By: /s/ LAURA COULTER-JONES
                                -----------------------------------
                                Name:  Laura Coulter-Jones
                                Title: Co-Trustee


                             By: /s/ J. R. COULTER III
                                -----------------------------------
                                Name:  Joseph R. Coulter III
                                Title: Co-Trustee

                             THE COULTER FAMILY LIMITED PARTNERSHIP


                             By:    THE WALLACE H. COULTER TRUST
                                    UAD 8/2/93,
                                    as General Partner


                             By: /s/ SUE VAN
                                -----------------------------------
                                Name:  Sue Van
                                Title: Successor Trustee



                             By:    THE JOSEPH R. COULTER, JR. TRUST
                                    UAD 8/2/93,
                                    as General Partner


                             By: /s/ LAURA COULTER-JONES
                                -----------------------------------
                                Name:  Laura Coulter-Jones
                                Title: Co-Trustee


                             By: /s/ J. R. COULTER III
                                -----------------------------------
                                Name:  Joseph R. Coulter III
                                Title: Co-Trustee



                             BECKMAN INSTRUMENTS, INC.


                             By: /s/ LOUIS T. ROSSO
                                -----------------------------------
                                Name:  Louis T. Rosso
                                Title: Chairman and Chief Executive Officer

               SCHEDULES AND EXHIBITS TO STOCK PURCHASE AGREEMENT


Annex A         Sellers, Shares and Total Purchase Price Allocation

Annex B         Disclosure Schedule


        Section 1.1(a)  Significant Subsidiaries of Coulter

        Section 3.3     Subsidiaries of Coulter

        Section 3.4 Capitalization of Coulter -- rights of certain persons to purchase Coulter capital stock and restrictions on the transfer of certain shares of capital stock.

        Section 3.5 Audited Consolidated Balance Sheet of Coulter and its Subsidiaries as of March 31, 1997 and March 31, 1996.
                        Note: With the exception of the consolidated balance sheet as of March 31, 1995, the information provided in
                        Section 3.5 can be found in the Company's Report on Form 8-K dated October 15, 1997.

        Section 3.6 Absence of Certain Changes or Events: A list of certain changes or events since March 11, 1997.

        Section 3.7 Title to Properties; Absence of Liens and Encumbrances, etc.: A list of material real property owned and material real property and personal property leased by Coulter and its Subsidiaries.

        Section 3.8 Material Contracts: A list of the material contracts of Coulter and its Subsidiaries.

        Section 3.9 No Conflict: A list of agreements, obligations, encumbrances, and plans of Coulter that the execution and performance of the Stock Purchase Agreement would cause a breach or default thereof.

        Section 3.10    Required Government Approvals, Consents and Filings:
                        A list of required government approvals, consents and filings.

        Section 3.11 Litigation: A list of material litigation of Coulter and its Subsidiaries.

        Section 3.12 Regulatory Compliance: A list of regulatory issues that Coulter and its Subsidiaries are addressing.

        Section 3.13 Tax Matters: A list of pending tax matters of Coulter and its Subsidiaries.

        Section 3.14 Labor Matters: A list of national collective labor agreements and labor organizations to which Coulter and its Subsidiaries are subject.

        Section 3.15 Employee Matters: A list of employee compensation and benefit plans of Coulter and its Subsidiaries.

     Section 3.16 Environmental Matters: A list of environmental matters that Coulter and its Subsidiaries are addressing.

     Section 3.17 Intellectual Property: A list of intellectual property issues that Coulter and its Subsidiaries are addressing.

     Section 3.18 Insurance: A list of the material insurance policies of Coulter and its Subsidiaries.

     Section 3.23 Certain Accruals: Certain costs of the Long Term Incentive Plan and the Supplemental Executive Retirement Plan not necessarily accrued for.

     Section 3.24        Certain Employees: A list of certain employees.

     Section 3.26 Certain Manufacturing Facilities: A list of manufacturing facilities of Coulter Subsidiaries which are not ISO-9000 certified.

     Section 4.2 Seller's Title to Shares: Exceptions to Seller's good and valid title to the Shares free of all encumbrances.

     Section 7.1 Interim Operations: Exceptions to operating Coulter in the ordinary course of business in the interim between the execution of the Stock Purchase Agreement and the Closing.

     Section 11.15 A table cross-referencing the various sections of Annex B.

Annex C        Addresses of Sellers

               Note: The Company will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

Exhibit 2.4    Determination of Consolidated Net Assets

Exhibit 7.9    Form of Indemnity Escrow Agreement

                                                                     EXHIBIT 2.4

                    Determination of Consolidated Net Assets

     For purposes of determining the Adjustment Amount in accordance with Sections 2.4 and 2.5 of the Agreement, KPMG and the Accountants shall calculate the Consolidated Net Assets, determined as if the Closing Date were the Company's normal year end, in accordance with GAAP. The Company's accounting policies and procedures, such as use of estimates for determining inventory reserves, allowance for doubtful accounts, valuation allowances for deferred taxes, accruals and liabilities shall be applied on a consistent basis for the period April 1, 1997 to the Closing Date when compared with the methodology employed in the audited financial statements as of March 31, 1997. The foregoing shall be subject to the following:

     (i) changes to the Consolidated Net Assets as of the Closing Date that result from changes in additional non-cash contributions of capital shall be excluded;

     (ii) any issues related to open tax audits not agreed upon by the Company, or not already accrued, shall be excluded;

     (iii) the following plans and other arrangements with Employees the payment of which are triggered by the sale, shall not be considered and shall be excluded from the calculation:

               a)   Change in Control Agreements;
               b)   Special Incentive Plan;
               c)   Sharing Bonus Plan;

     (iv) changes in any acccruals with respect to the following plans which shall be triggered by the sale, shall not be considered and shall be excluded from the calculation:

               a) Long Term Incentive Plan ("LTIP"); provided, that changes in the accrual with respect to LTIP shall not be excluded to the extent that the accrual reflects payments to be made to LTIP participants in excess of the 100% payment level;

               b)   Supplemented Employee Retirement Plan; and

     (v) the Consolidated Net Assets as of the Closing Date shall reflect the distribution to the Sellers of 100% of the shares of Coulter
Pharmaceutical, Inc. and 67% of the shares of Coulter Cellular Therapies, Inc. owned by the Company.

     Applying the foregoing principles and exclusions, the calculation of the Consolidated Net Assets as of March 31, 1997 (excluding (v) above) would be in the form attached as Annex 2.4 hereto. The Consolidated Net Assets as of the Closing Date shall be determined on the same basis as is reflected in this
Exhibit 2.4.

                                                                       ANNEX 2.4

                      COULTER CORPORATION AND SUBSIDIARIES
                      ------------------------------------

                            CONSOLIDATED NET ASSETS
                            -----------------------

                                 MARCH 31, 1997
                                 --------------

                 EXCLUDING 100% OF COULTER PHARMACEUTICAL, INC.
                 ----------------------------------------------
                  AND 67% OF COULTER CELLULAR THERAPIES, INC.
                  -------------------------------------------

                                 (In thousands)

          Total Assets                            $593,930

          Total Liabilities                        451,987
                                                  --------

               Net Assets                         $141,943
                                                  --------

                                                                     EXHIBIT 7.9

                           INDEMNITY ESCROW AGREEMENT

     INDEMNITY ESCROW AGREEMENT, dated as of _________, 1997 (this "Escrow Agreement"), by and among Beckman Instruments, Inc., a Delaware corporation ("Buyer"), the Persons listed on Annex A hereto ("Sellers") and [Escrow Agent], a _________ banking corporation, as escrow agent (the "Escrow Agent"). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in that certain Stock Purchase Agreement (the "Agreement"), dated as of August 29, 1997, by and among Buyer, Sellers and Coulter Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS the Agreement provides, among other things, for the purchase by Buyer from each of the Sellers of all outstanding shares of common stock of the Company owned by such Seller;

     WHEREAS, pursuant to the Agreement, Sellers and Buyer have agreed to enter into this Escrow Agreement with the Escrow Agent for the purposes of securing certain of Buyer's rights under the Agreement;

     WHEREAS, pursuant to the terms of the Agreement, Buyer is depositing $50,000,000 (the "Escrow Deposit" and together with all interest thereon not paid from the escrow pursuant hereto, the "Escrow Fund") with the Escrow Agent on the Closing Date, to be held in escrow pursuant to the terms and subject to the conditions set forth in this Escrow Agreement; and

     NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Agreement and the mutual covenants and agreements set forth herein and therein, each of the Sellers and Buyer agree as follows, and, in consideration of the mutual covenants set forth herein, the Escrow Agent agrees as follows:

     1.   The Escrow Fund.

     Set forth opposite each Seller's name on Annex A is a dollar amount equal to such Seller's portion of the

Escrow Deposit. Upon the execution of this Escrow Agreement, Buyer is delivering to the Escrow Agent $50,000,000, constituting, in the aggregate, the Escrow Deposit. The receipt of the Escrow Deposit will be acknowledged by the Escrow Agent in the form of a receipt. An additional amount may be deposited in the Escrow Fund by each of the Sellers in the proportions set forth on Annex A hereto to replenish any payment pursuant to the purchase price adjustment set forth in the Agreement. The Escrow Agent will acknowledge any such deposit in the form of a receipt.

        2. Investments.

        The Escrow Agent will hold the Escrow Fund. Each of the Sellers shall be responsible for and shall pay any and all tax liabilities arising with respect to the Escrow Deposit, if any, and income generated by the Escrow Fund pro rata in proportion to such Seller's percentage interest in the Total Purchase Price as set forth on Annex A. The Escrow Deposit shall be invested only in money market funds invested exclusively in U.S. Government securities.

        3. Release of the Escrow Fund. The Escrow Agent will hold the Escrow Fund in its possession until authorized hereunder to distribute any specified portion thereof, as follows:

        (a) On the second anniversary of the Closing Date, the Escrow Agent shall distribute to the Sellers in accordance with each such Sellers' pro rata share of the Total Purchase Price one-half (1/2) of the amount of the funds in the Escrow Fund, and on the third anniversary of the Closing Date, the Escrow Agent shall distribute to the Sellers in accordance with each such Sellers' pro rata share of the Total Purchase Price the total amount remaining in the Escrow Fund, in each case less any amounts then reserved pursuant to clause (b) below with respect to any unresolved or disputed claims for Damages made by Buyer hereunder.

        (b) Notwithstanding the provisions of Section 3(a) hereof, upon written notice from Buyer to the Escrow Agent and the Sellers that, pursuant to Section
10.2 of the Agreement, Buyer is asserting against Sellers a right of indemnity with respect to Damages (which notice shall state whether or not such Damages arise from the assertion of liability by a third party (a "Third Party Claim")) (each a "Claim for Damages"), the Escrow Agent shall reserve an amount of the Escrow Fund as shall be reasonably necessary (taking into account the potential amount of the likely exposure) to pay the Damages as so specified in the Claim for Damages (or, if such amount exceeds the remaining balance in the Escrow Fund, the entire balance of the Escrow Fund) and continue to hold such amount in escrow in accordance with paragraphs (c) and (d) below. Buyer shall deliver any notice hereunder to the Sellers in accordance with Section 9 hereof and with the notice provisions in Section 11.9 of the Agreement.

          (c) Upon delivery by Buyer of a Claim for Damages to the Escrow Agent and the Sellers in accordance with paragraph (b) above, the Sellers shall have ten Business Days from the date such notice is deemed to be received hereunder to notify the Escrow Agent and Buyer that the Sellers dispute (i) whether the Agreement provides Buyer with a contractual right to indemnity for the claims asserted in such Claim for Damages and (ii) in the case of a claim other than a Third Party Claim, the amount of Damages set forth in such Claims for Damages. Notwithstanding the foregoing, any notice by the Sellers under clause (i) shall be deemed withdrawn if the Sellers deliver notice to Buyer of their intent to undertake, conduct or control the proceedings related to the Third Party Claim which is the subject of such Claim for Damages. The Escrow Agent shall keep reserved, and not distribute, that part of the Escrow Fund equal to the amount reserved pursuant to paragraph (b) above with respect to any Claims for Damages until such dispute has been resolved in accordance with Section 5 hereof or there has been a Final Determination, as applicable, and notice of such resolution or Final Determination, as the case may be, including the amount, if any, to be distributed or remain reserved in respect of such disputed Claim for Damages, has been delivered to the Escrow Agent.

          (d) Upon notice to the Escrow Agent of a Final Determination setting forth the amount of the Damages, the Escrow Agent shall promptly distribute to Buyer from the Escrow Fund an amount, if any, equal to such Final Determination of Damages.

          4. Final Determination. For the purpose of this Escrow Agreement, a "Final Determination" shall mean (a) in the case of Damages resulting from a Third Party Claim, a written compromise or settlement signed by the parties thereto, an arbitration award, or an order, decree, or judgment of a court of competent jurisdiction, or (b) in the case of Damages not resulting from a third Party Claim, (i) if the Sellers have not delivered a notice of dispute of a Claim for Damages in accordance with Section 3(c) or does not dispute a portion of the Damages set forth therein, such Claim for Damages with respect to the Damages or portion thereof; provided that such Claim for Damages sets forth the Damages with specificity, and if not, such later notice which sets forth the Damages with specificity, or (ii) if the Sellers have delivered a notice of dispute of a Claim for Damages in accordance with Section 3(c), a written compromise or settlement signed by the parties thereto, an arbitration award, or an order, decree, or judgment of a court of competent jurisdiction.

     5. Settlement of Disputes. All disputes that may arise under this Escrow Agreement with respect to the delivery or ownership or right of possession of the Escrow Fund or any portion thereof, or the duties of the Escrow Agent hereunder, shall be settled either by mutual agreement of the parties concerned (evidenced by appropriate instructions in writing to the Escrow Agent, signed by all such parties) or by a binding arbitration, or by a final order, decree, or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been taken, as evidenced by notice of the same delivered in good faith by either the Sellers or Buyer to the Escrow Agent), all costs and expenses of which shall be paid one-half by Buyer and one-half by the Sellers. Such arbitration proceeding, if mutually agreed to by Buyer and the Sellers, shall be conducted before a panel of three arbitrators under the rules of the American Arbitration Association. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, nor shall the Escrow Agent be required to determine any dispute arising between the Sellers and Buyer under this Escrow Agreement or take any other action regarding such dispute. Except as otherwise specifically provided for in this Escrow Agreement, the Escrow Agent may hold all documents and funds which are subject to such disputes and may wait for settlement of any such dispute by appropriate legal proceedings or other means as, in the Escrow Agent's discretion, it deems necessary or appropriate (without liability to anyone), notwithstanding any provision to the contrary in this Escrow Agreement.

         6.  Concerning the Escrow Agent.

     (a) The Escrow Agent shall be entitled to receive such fees as are reasonable and customary as compensation for its services hereunder, and shall be reimbursed for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in performance of its duties hereunder. Such fee and reimbursements shall be paid one-half by Buyer and one-half by the Sellers, as per the Fee Schedule (the "Fee Schedule") attached hereto as Annex B (with the Acceptance Fee specified in the Fee Schedule to be paid immediately by the Sellers following the deposit of funds pursuant to Section 1 of this Escrow Agreement).

     (b) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Buyer and the Sellers specifying a date when such resignation shall take effect. Upon such notice, a successor Escrow Agent shall be appointed with the consent of Buyer and the Sellers, such successor Escrow Agent to become Escrow Agent hereunder upon the resignation date specified in such notice. If Buyer and the Sellers are unable to agree upon a successor Escrow Agent within 30 days after such notice, the Escrow Agent shall be entitled to appoint its successor. The Escrow Agent shall continue to serve until its successor accepts the terms of the escrow and receives the Escrow Fund. Buyer and the Sellers hereto shall have the right at any time upon their mutual consent to substitute a new Escrow Agent by giving notice thereof to the Escrow agent then acting.

     (c) With the exception of Section 2.3 and Article X of the Agreement and the related definitions, the Escrow Agent shall not be charged with knowledge of the Agreement. A copy of the Agreement has been delivered to the Escrow Agent prior to the date hereof. The Escrow Agent undertakes to perform such duties as are specifically set forth herein and may conclusively rely, and shall be protected in acting or refraining from acting, on any written notice, instrument, or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so; provided, however, in accordance with Section 2.3 of the Agreement, any action taken or decision made by Sellers hereunder shall be evidenced in a writing signed by all of the Sellers. Buyer and the Sellers are the only authorized persons upon which the Escrow Agent may conclusively rely for all purposes under this Agreement; provided, however, each of the Buyer and the Sellers (in the case of the Sellers, by a writing signed by all of them) may notify the Escrow Agent and the other party in writing that other persons are authorized to act on behalf of Buyer or the Sellers, as the case may be. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof.

     (d) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights or power conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake or fact or error of judgment or for any acts or omissions of any kind unless attributable solely to its willful misconduct or gross negligence.

     (e) Each party hereto agrees to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and the parties agree jointly and severally to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder that are not a consequence of any party's action, except in either case for liabilities incurred by the Escrow Agent resulting solely from its own willful misconduct or gross negligence.

     7.   Miscellaneous.

     (a) This Escrow Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws thereof. The parties hereto consent to the jurisdiction of and venue in the Federal courts located in the Borough of Manhattan, in New York City.

     (b) This Escrow Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (c) This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to be closed.

     8. Termination. This Escrow Agreement may be terminated upon the distribution of the entire balance of the Escrow Fund pursuant to the terms hereof, or at any other time, upon the mutual written consent of Buyer, the Sellers and the Escrow Agent. Upon such termination, Buyer, the Sellers and the Escrow Agent shall be discharged from all obligations under this Escrow Agreement.

     9. Notices. Any notice, request, instruction or other document to be given hereunder by any party (or other Person referred to herein) shall be deemed given if in writing and delivered personally or sent by facsimile (if a facsimile number of the intended recipient is provided in this Section or in a notice given as provided in this Section), by telegram, by registered or certified mail (return receipt requested) or by national courier service:

         (a) if to the Sellers, to their respective addresses specified on Annex C hereto, with a copy to:

               Sullivan & Cromwell
               125 Broad Street
               New York, New York 10004
               Telephone:     (212) 558-4000
               Telecopy:      (212) 558-3588
               Attention:     Francis J. Aquila

          (b)  if to Buyer, to:

               Beckman Instruments, Inc.
               2500 Harbor Boulevard
               Fullerton, California 92834
               Attention: President

               with a copy to:

               Beckman Instruments, Inc.
               2500 Harbor Boulevard
               Fullerton, California 92834
               Attention: General Counsel

               Fax: (714) 773-7936

          (c)  if to the Escrow Agent, to:

               (Insert Escrow Agent Address)

               with a copy to:

               (Insert Escrow Agent's Counsel Address)

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice given by mail, national courier service or telegram shall be effective when received. Any notice given by facsimile shall be effective when the appropriate facsimile answerback is received.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Buyer, Sellers and the Escrow Agent as of the date first above written.


                                        BECKMAN INSTRUMENTS, INC.


                                        By:
                                            ----------------------------
                                            Name:
                                            Title:




                                        THE WALLACE H. COULTER CHARITABLE
                                        REMAINDER TRUST UAD 5/23/97


                                        By:
                                            ----------------------------
                                            Name:  Sue Van
                                            Title: Trustee




                                        THE JOSEPH R. COULTER, JR. TRUST
                                        UAD 8/2/93


                                        By:
                                            ----------------------------
                                            Name:  Laura Coulter-Jones
                                            Title: Co-Trustee


                                        By:
                                            ----------------------------
                                            Name:  Joseph R. Coulter III
                                            Title: Co-Trustee

                                    THE COULTER FAMILY LIMITED
                                    PARTNERSHIP

                                         By:  THE WALLACE H. COULTER TRUST
                                         UAD  8/2/93, as General Partner

                                         By:
                                              ----------------------------
                                              Name:  Sue Van
                                              Title: Successor Trustee


                                         THE JOSEPH R. COULTER, JR. TRUST
                                         UAD  8/2/93, as General Partner

                                         By:
                                              ----------------------------
                                              Name:  Laura Coulter-Jones
                                              Title: Co-Trustee

                                         By:
                                              ----------------------------
                                              Name:  Joseph R. Coulter III
                                              Title: Co-Trustee

                                    [ESCROW AGENT],
                                    as Escrow Agent

                                    By: ----------------------------------
                                        Name:
                                        Title:

                                                                         ANNEX A


                                           % of
                                           Total        Purchase          Amount
                               Number     Purchase       Price              in
      Sellers                 of Shares    Price        Payable           Escrow
-----------------------       ---------   --------    ------------     ------------
THE WALLACE H.
COULTER CHARITABLE
REMAINDER UNITRUST:
 - Class A Common Stock        2,250       23.35      $169,474,117     $10,271,159
 - Class B Common Stock          308                  $ 23,199,124     $ 1,406,007

THE JOSEPH R.
COULTER, JR. TRUST:
 - Class A Common Stock        2,143       19.57      $161,414,680     $ 9,782,708
 - Class B Common Stock            0                  $          0     $         0

THE COULTER FAMILY
LIMITED PARTNERSHIP:
 - Class A Common Stock       5,500        57.08      $414,270,063     $25,107,277
 - Class B Common Stock         752                   $ 56,642,016     $ 3,432,849
                              -----        -----      ------------     -----------

Subtotal      Class A -       9,893
              Class B -       1,060
                              -----

Total                        10,953       100.00      $825,000,000     $50,000,000
                             ======       ======      ============     ===========

                                                                         ANNEX B



                               FIRST CHICAGO NBD
                                  FEE SCHEDULE
                             ESCROW AGENCY SERVICES
        BECKMAN INSTRUMENTS, INC./THE COULTER FAMILY LIMITED PARTNERSHIP

-------------------------------------------------------------------------------

I.   Account Acceptance

     A fee for services in connection with the initial set-up of this escrow account will be charged as follows:

          Account Acceptance                 $2,500
          Legal Fee                          Included

     The fee covers examination and execution of an escrow agreement and all required documentation.

II.  Annual Administration

     A fee for ordinary administration of this escrow account will be charged at $2,500. The fee will be payable annually in advance for the annual period or any portion thereof.

III. Operating Services

     A.   Wire transfers                     $20.00 each

     B.   Purchase or sale of securities     $75.00 each

          There will be no transaction charge for investments made in the Pegasus Funds.

IV.  Miscellaneous

     Fees for services not specifically covered in this schedule will be assessed in amounts commensurate with the services rendered. The fees in this schedule are subject to reasonable adjustments as changes in laws, procedures, or costs of doing business demand. The costs of supplies and other out-of-pocket expenses that can be directly allocated will be added to our regular charges.

     For investments in the Pegasus Funds, First Chicago NBD and/or our affiliates may earn service fees/expenses associated with these funds as disclosed in the mutual fund prospectus.

                                                                 ANNEX C

                              ADDRESSES OF SELLERS

1.         If to the Wallace H. Coulter Charitable Remainder
           Unitrust, to:

           Sue Van
           c/o H. Randolph Williams, Esq.
           Williams & Lee LLC
           333 North Michigan Avenue
           Suite 728
           Chicago, Illinois 60601
           Fax: (312) 629-9020

2.         If to the Joseph R. Coulter, Jr. Trust, to:

           Laura G. Coulter-Jones
           1121 Starling Avenue
           Miami Springs, FL 33166

           and to:

           Joseph R. Coulter III
           260 Huntinglodge Drive
           Miami Springs, FL 33166

3.         If to the Coulter Family Limited Partnership, to:

           a)        Wallace H. Coulter Trust
                     c/o Sue Van
                     c/o H. Randolph Williams, Esq.
                     Williams & Lee LLC
                     333 North Michigan Avenue
                     Suite 728
                     Chicago, Illinois 60601
                     Fax: (312) 629-9020

           b)        Joseph R. Coulter, Jr. Trust

                     c/o Laura G. Coulter-Jones
                     1121 Starling Avenue
                     Miami Springs, FL 33166

                and to:

                     c/o Joseph R. Coulter III
                     260 Huntinglodge Drive
                     Miami Springs, FL 33166



                                      C-1